PART II — OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Amendment No. 1 to Preliminary Offering Circular                                                                                                                                                                                                         Subject to Completion, Dated September 4, 2019

AMERICAN CONDOR RESOURCES CORPORATION

(“ACRC”)

Up to $20,000,000 of ACRC Shares

American Condor Resources Corporation, Inc., a Colorado corporation (the “Company” or “ACRC”) is offering investors (the “Offering”) the opportunity to purchase ACRC Shares (the “Shares”). The Shares will be sold at a price of $5.00 per Share (the “Maximum Amount”). No exercise price will be required to be paid. This Offering is being conducted pursuant to Tier 1 of Regulation A. The Shares are highly speculative securities, see “Risk Factors” beginning on page 9.

Price to publicUnderwriting discount
and commissions(2)Proceeds to issuer (3)Proceeds to other persons
_____________ __________________ _________________ __________
Per Share(1)$5.00$N/A$ 1,500,000(2)$

Total Maximum$20,000,000$N/A(2)$18,500,000$
____________________________________________________________ ________________

(1) Please refer to the section entitled “Securities Being Offered” on page 59 for a “Description of the Shares”.

(2) The Shares will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 6% of the Shares placed by such persons.  The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold to investors in this Offering and will not be exercisable until one year and a day following their issuance. As a result, Agent Shares will not be offered under this Offering. Please refer to the section entitled “Plan of Distribution” on page 46 for additional information.

(3) We estimate that our total Offering expenses, including commissions, will be approximately $1,500,000 if the Maximum Amount of $20,000,000 is raised. See “Plan of Distribution.”

ACRC

8400 E. Prentice Avenue

Denver, CO 80111

Email: info@amcondor.com

Tel: 920-207-0100

info@amcondor.com

ACRC

C/O Simmons Associates, Ltd.

Attorneys and Counselors at Law

56 Pine Street, 7th Floor

Providence, Rhode Island 02903 USA

www.amcondor.com

The date of this Offering Circular is September 4, 2019

*The Shares also contain provisions which represent that number of shares of the Company’s common stock (the “Common Stock”) offered hereby equal to up to 40% of our issued and outstanding Common Stock at the time of issuance.

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) of Regulation A. We expect to commence the sale of the Shares within two days of the date on which the Offering Circular of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”). There is a minimum amount of 1,000,000 Shares that we must sell in order to conduct a closing in this Offering. The minimum amount that must be purchased by each investor is two thousand (2,000) Shares.

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii)   the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). There is an escrow established for this Offering through the client COLTAF account for our counsel, Simmons Associates, Ltd. We will hold closings periodically following the receipt of investors’ subscriptions and acceptance of such subscriptions by us. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Amount or (ii) the Termination Date. There is $5,000,000 aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this Offering Circular only upon receiving the minimum offering requirement of 1,000,000 shares (“Offering Circular”).

As soon as possible after the issuance of the Shares, we intend to apply to have the Shares listed for trading on the NASDAQ Capital Market (the “NCM”) or over-the-counter market operated by OTC Markets Group Inc. (the “OTCQB”), although application or approval of such application is not a condition to the offering and we will not apply for the listing until the offering is completed.  For more information see “Plan of Distribution”.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A.   For general information on investing, the Company encourages you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

American Condor Resources Corporation

ACRC
8400 E. Prentice Avenue

Denver, CO 80111

Email: info@amcondor.com

+1.920.207.0100

ACRC

C/O Simmons Associates, Ltd.

Attorneys and Counselors at Law

56 Pine Street, 7th Floor

Providence, Rhode Island 02903 USA

www.amcondor.com

American Condor Resources Corporation, Inc., a Colorado corporation (variously hereinafter, the “Offeror”, “ACRC” or the “Company”), hereby offers up to $20,000,000 of company shares (“Shares”) in the Offeror (the “Offering”). The Company has been formed pursuant to the Colorado Revised Statutes Article VII of the Colorado Business Corporation Act (“CBCA”) and Article 11-51-308.7, Colorado digital token act - legislative declaration - exemptions - definitions - rules. (1) Short title. THE SHORT TITLE OF THIS SECTION IS THE "COLORADO DIGITAL TOKEN ACT" (“CDTA”) of the CBCA of Colorado, as amended from time, for the purposes of making an equity investment into the Company, the proceeds of which will be used for further research and development, business development and marketing; all as described in further detail in this Offering Circular, below.

FREQUENTLY ASKED QUESTIONS

How much money will you be raising?

We will raise a maximum of $20,000,000.

To whom will you offer the Shares?

The general public as defined in “INVESTOR SUITABILITY STANDARDS.”

Into what will you be investing my funds?

Our investment strategy is to invest all of the net proceeds from this offering into various North and South American mining projects and potentially also to invest into C3 Limited, a Bermuda digital asset company for under the Bermuda Digital Asset Act of 2018.

What kind of distributions may I expect?

Distributions equal to that of a common stockholder of the Company.

When will I get my money back?

The Board expects to run the Company for at least five (5) years.

May I invest less than $10,000?

The Board may accept Subscriptions for less than $10,000 at their discretion.

Who is the Board of Directors?

The Board of Directors is managed by Christopher Werner, Alberto Washington and Dana Jurika.

Does the Company own any assets?

Mining concessions and controlling interests in holding companies that own mining concessions.

What kind of control will the Board have over the Company and decision making?

The Board will have control over non-ordinary course, significant business decisions/transactions. The shareholders will only be able to remove a Board member with good cause. The Executive Management will make all decisions regarding the day-to-day operations of the Company.

TABLE OF CONTENTS

Contents

PART II — OFFERING CIRCULAR1

TABLE OF CONTENTS4

FORWARD LOOKING STATEMENTS5

OFFERING CIRCULAR SUMMARY6

Overview6

RISK FACTORS9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS40

USE OF PROCEEDS41

DETERMINATION OF OFFERING PRICE43

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION43

Federal Regulation and Our Business50

Off-balance sheet arrangements50

Stock-Based Compensation50

LEGAL PROCEEDINGS51

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS51

DILUTION51

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION52

AND RESULTS OF OPERATIONS52

Overview52

Operating Results52

PLAN OF DISTRIBUTION54

BENEFICIAL SECURITY HOLDERS56

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS56

Conflicts of Interest65

Term of Office65

EXECUTIVE COMPENSATION66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT66

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND68

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE68

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON68

ACCOUNTING AND FINANCIAL DISCLOSURE68

INTERESTS OF NAMED EXPERTS AND COUNSEL68

DESCRIPTION OF CAPITAL STOCK69

Common Stock69

Preferred Stock69

SHARES ELIGIBLE FOR FUTURE SALE74

Rule 14474

AVAILABLE INFORMATION87

INDEX TO FINANCIAL STATEMENTS88

SHARES OF COMMON STOCK108

OFFERING CIRCULAR108

The Date of this Offering Circular is June 15, 2019108

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR108

SIGNATURES109

AMERICAN CONDOR RESOURCES CORPORATION109

FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

●Our ability to implement our proposed ACRC business plan;

●National, international and local economic and business conditions that could affect our business;

●Markets for our Shares, if and when the ACRC Offering is successfully completed;

●Our cash flows or lack thereof;

●Our operating performance;

●Our financing activities;

●Industry developments affecting our business, financial condition and results of operations;

●Our ability to compete effectively; and

●Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

Overview

ACRC was incorporated in Colorado on September 14, 2018. ACRC will invest into North and South American mining projects and potentially an affiliate company, C3, a Bermuda Exempt Limited Company formed under the Bermuda Digital Asset Act of 2018 (“C3”), that will offer holders an eventual fully backed stable token from the precious metals mining projects. ACRC will  focus on acquiring interests in the development mines of precious and base mineral properties in the Americas. ACRC is capitalizing on the limited financing options Junior Miners currently face and will provide secured capital to enter into streaming and royalty opportunities to secure physical assets for the duration of the mine’s life.

C3 will be backed by the mining assets from mining projects that ACRC identifies, and during the duration of the mine life, the token value will tend to appreciate as more assets are deposited into C3’𝑠 custodian account.

We expect to use the proceeds of this offering for working capital, marketing as well as general and administrative expenses. We expect to commence Share sales in October of 2019 and hope to increase sales in the coming months. See “Use of Proceeds.”

Our business headquarters are located at ACRC, 8400 E. Prentice Avenue, Denver, CO 80111, U.S.A., Email: info@amcondor.com and our securities counsel is Simmons Associates, Ltd., Attorneys and Counselors at Law, 56 Pine Street, 7th Floor, Providence, Rhode Island 02903. Our telephone number is US:+1 (920) 207-0100.

Summary of the Offering

Securities Offered	4,000,000 shares of common stock, par value $0.001 (the “Common Stock”) by the Company $5.00 per share of Shares.
Number of shares outstanding before the Offering	6,000,000 shares of Common Stock as of the date hereof, and 0 shares issuable of common shares upon exercise or conversion of outstanding warrants and preferred stock.
Number of shares outstanding after the Offering	10,000,000 shares of Common Stock will be issued and outstanding after offering of the common shares if all the shares in this offering being offered are sold.
Minimum number of shares to be sold in this Offering	None.
Use of Proceeds	The Company intends to use the proceeds of this offering for working capital, marketing and for general and administrative purposes. See ‘Use of Proceeds’ section for details.
Termination of the offering	The offering will conclude upon the earlier of the sale of all 4,000,000 shares or one year after the date of this offering circular.
The Offering
The following is a summary of the principal terms of this Offering but is not intended to be complete.
Issuer	ACRC is a Colorado corporation.
Securities Offered	Common Shares.

Offering Amount	We are offering a minimum of $5,000,000 (the “Minimum Amount”) and a maximum of $20,000,000 of Shares (the “Maximum Amount”).
Offering Price	$5.00 per Share. The minimum amount that must be purchased by each investor is 2,000 Shares.
Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Termination of the Offering

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Escrow Account

All investor funds will be deposited in a non-interest-bearing escrow account (the “Escrow Account”) at CVEX Group

5000 Plaza On The Lake, Suite 305, Austin, TX  78746,

Phone: (512) 838-6363 Info:  info@cvexgroup.com, as escrow agent, for the benefit of the investors.

If we do not sell at least the Minimum Amount by the Termination Date all funds will be promptly returned to investors without interest or deduction.

Closings

The Shares will be issued in one or more closings (the “Closings”). We must receive and accept subscriptions for the Minimum Amount in order to hold the initial closing (the “Initial Closing”) and release investor funds on deposit in the Escrow account to the Company. After the Initial Closing, the Offering will continue on a continuous basis and we may have one or more additional Closings until the earlier of the Date or the receipt and acceptance of subscription funds equal to the Maximum Amount.

Termination	If we have not held the Initial Closing prior to the Termination Date, we will instruct the Escrow Agent to return all funds to the investors without interest or deduction.
Investor Qualifications	The Shares will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A).
Plan of Distribution

The Offering is being conducted by our officers and directors on a “best efforts basis as to the Minimum Amount and a “best efforts” basis thereafter up to the Maximum Amount.

Our officers and directors will not receive any direct compensation for sales of our Shares. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants (“Agent Shares”) which will be exercisable to purchase that number of Shares equal to 10% of the Shares placed by such Selling Agents. The Agent Shares  shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold one day after issuance. Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Shares in the Offering and all such Share so purchased shall be counted toward the Maximum Amount.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will direct the Escrow Agent to promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

How to Subscribe

To subscribe for Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.

Reg D Offering

We are also conducting a private offering to accredited investors of up to 2,000,000 Shares at a price of $1.00 per Share in reliance on rule 506(c) of Regulation D and S under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares sold in the Reg D and S Offering have the same rights as those being sold in this Offering. As of the date of this Offering Circular, we placed approximately $50,000 of Shares in the Reg S Offering.

Use of Proceeds

We intend to use the net proceeds of this Offering for working capital, research and development, marketing and the development of the ACRC businesses including, retaining necessary personnel, and/or licenses and launching the ACRC platform. See “Use of Proceeds.”

Proposed U.S. Trading	We intend to file an application to have the Shares quoted on the NASDAQ Capital Market or “OTCQB” at such time as determined by management after we hold the Initial Closing.
Risk Factors

Investing in the Shares involves a high degree of risk. See “Risk Factors, beginning on page 10. You should read the Risk Factors section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this offering.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

We are offering our shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 6% of the gross proceeds. After the minimum offering threshold of 1,000,000 Shares is satisfied, and upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the states of Arizona, Colorado, Florida, Rhode Island, Texas and Wisconsin. However, in the event that management is unsuccessful in raising the minimum funds needed, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offering.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Financial Projections. The Pro Forma Financial Projections included in the Business Plan are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and Shareholders are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company.  In particular, market conditions and capital costs are very volatile, and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price. The offering price of $5.00 per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the offering price.

GENERAL

RISKS RELATED TO OUR BUSINESS:

Our business is difficult to evaluate because we have limited operating history.

Potential Investors should be aware of the difficulties generally encountered by an enterprise with limited operating history.  These difficulties include, but are not limited to, marketing, competition and unanticipated costs and expenses. Because of our lack of operating history, limited revenues or earnings and limited assets, there is a risk that we will be unable to operate. The cost of operating our business is high because of the costly nature of the operations, facilities, and other infrastructure and supplies. Although we intend to expand operations and grow, our capital is limited and for the near future, it is likely that we will sustain operating expenses without corresponding revenues. There can be no guarantee that we will be able to successfully develop our operations and services.

Even if we sell all of the offered Shares, we may need additional financing to develop our business and to meet our capital requirements.

We believe that the proceeds of this Offering shall be sufficient to enable us to engage in operations to the extent that we believe desirable. See the “USE OF PROCEEDS”.

The sale of the Shares offered shall enable us to engage in preliminary operations. We anticipate, based upon our internal forecasts and assumptions relating to our operations, that the proceeds from this Offering, together with anticipated revenues from operations, shall be sufficient to satisfy our contemplated cash requirements for in excess of 24 months after the Closing of this Offering.

Even if we sell the Securities offered pursuant to this Offering Circular, we may need additional financing to meet our capital requirements to engage in our business. Thus, if we are unable to obtain additional financing, it is possible that we may be unable to achieve our stated business objectives.

We shall be dependent upon the following: (i) future earnings; (ii) the availability of funds from private sources, including, but not limited to, our shareholders and loans (iii) private or public offerings of our securities and (iv) the availability of funds from other sources. If additional capital is raised through borrowing or other debt financing, which we may not be able to obtain, we will incur substantial interest expenses. Sales of equity to raise needed capital would dilute, on a pro-rata basis, the percentage of ownership of all holders of common stock. Further, market conditions for private and public offerings are subject to uncertainty and there can be no assurance when or whether a private and/or public offering shall be successfully completed or that other funds shall be made available to us. In view of our limited operating history, our ability to obtain additional funds may be limited. Such financing may only be available, if at all, upon terms and conditions which may not be reasonable and/or acceptable to us. If adequate funds are not available from operations or additional sources of financing, our business shall be materially adversely affected. Therefore, although selling the total amount of Securities offered shall best meet our plans for business operations, there remains a risk that an investor may experience a complete loss of his investment if we require additional funding but do not obtain it.

We may be unable to obtain market acceptance to expand our operations.

We shall require significant expenditures, management resources and time to develop our operations and services. There can be no assurance that we shall be successful in gaining market acceptance of our strategies and services.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors. In order to remain competitive within the industry, we must maintain and keep up to date with new advances in mining operations. Consequently, it is highly uncertain what our operating results will be in the near future. Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

RISKS RELATED TO OUR MANAGEMENT:

Our success depends upon certain key members of management, the loss of whom could disrupt our business operations.

We depend upon the services of Christopher Werner, Alberto Washington and Dana Jurika. The loss of services of Mr. Werner, Mr. Washington or Mr. Jurika could disrupt our operations.

Our Directors and Officers will have substantial influence over our operations and control substantially all of our business matters.

The members of the Board of Directors are Christopher Werner, Alberto Washington and Dana Jurika. They are responsible for conducting and managing our day-to-day operations. We rely completely upon the judgment of such three people in making business decisions on matters which require the judgment of the Board of Directors.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants and advisors in the following areas: operations, sales and marketing and finance. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing research and development, marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

Our Management will have discretion with respect to certain items in the Use of Proceeds from this Offering.

Our management intends to use the proceeds substantially as stated in the “Use of Proceeds” section of this Offering Circular. Notwithstanding the foregoing, our management has the right, in its sole and absolute discretion, to vary the use of the proceeds.

There can be no assurance that our management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

As is the case with any business, particularly one with limited operations, it should be expected that certain expenses unforeseeable to our management at this juncture will arise in the future.

RISKS RELATED TO OUR SHARES:

The Shares being offered pursuant to this Offering Circular are not registered with the Securities and Exchange Commission.

The Shares being offered pursuant to this Offering Circular have not been registered pursuant to the 1933 Act or under the securities laws of any state (“blue sky” laws). They are offered pursuant to an exemption from registration under the 1933 Act in reliance upon intended compliance with the provisions of Section 4(2) of the 1933 Act and Regulation A thereunder. The Shares which we shall issue will not be restricted and can be freely traded, but only after qualification by the S.E.C. Accordingly, the Shares may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, unless the Shares are qualified or unless an exemption from registration applies. Although the Shares will not be registered in various states, we shall comply with the registration or other qualification requirements concerning the offering of securities in each state in which the Shares will be offered. In addition to restrictions under federal laws, the Shares purchased in one state cannot be sold, transferred, pledged or hypothecated in another state unless an exemption under state securities law applies.

There is no present market for the Shares, and there can be no assurance that any will develop. We are not presently a reporting company under either Section 13(a) or 15(d) of the 1934 Act and therefore, we do not presently file any reports with the SEC. We can give no assurance that we will ever become a reporting company. In addition, there can be no assurance if, and when, a public market will develop and whether our Shares will be able to be resold either at or near their original offering price. Investors should understand that the Shares are not liquid and may have little or no value if an Investor desires to liquidate his or her investment in the Shares. Accordingly, the Shares should not be purchased by anyone who requires liquidity or who cannot afford a complete loss of his investment.

The lack of liquidity and significant risks associated with an investment in our company makes the purchase of the Shares suitable only for an Investor who has substantial net worth, who has no need for liquidity with respect to this investment, who understands the risks involved and has reviewed these risks with his or her legal and investment advisors, and who has adequate means of providing for his or her current and foreseeable needs and contingencies.

The Subscription Price of the Shares pursuant to this Offering has been arbitrarily determined.

We have arbitrarily determined the Subscription Price of the Shares and such Subscription Price should not be construed as indicative of the value of the Shares. We can give no assurance that any of the Shares, if transferable, could be sold for the Subscription Price or for any other amount.

We have never paid dividends on our common stock.

We have never paid any dividends on our Common Stock. Although our management intends to pay cash dividends on our Common Stock, there can be no assurance that we shall have sufficient earnings to pay any dividends with respect to our Common Stock. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to our Common Stock.  The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends.  To date, no dividends have been paid on our Common Stock and we presently intend to retain earnings, if any, for the development and expansion of our business.

We may issue more shares in future offerings, which will result in substantial dilution to our shareholders.

Our Certificate of Incorporation authorizes the issuance of a maximum of 50,000,000 shares of Common Stock. Any additional offerings of Common Stock effected by us may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the Common Stock issued in any such offering may be valued upon an arbitrary or non-arm's-length basis by our Management, resulting in an additional reduction in the percentage of Common Stock held by our then existing shareholders. To the extent that additional shares of Common Stock are issued, dilution of the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

As a result of this offering, there will be immediate dilution.

The purchasers of the Shares being offered hereby shall incur an immediate and substantial dilution in the pro forma net tangible book value of the Shares after the Offering of approximately $2.00 per Share from the Subscription Price of $5.00 per Share if 4,000,000 Shares offered hereby are purchased.

Factual Data

The information which we have set forth in this Offering Circular was obtained from our management, who will benefit substantially from the transactions contemplated herein. Such information necessarily incorporates significant assumptions as well as factual matters.  There can be no assurance that such information is complete or accurate.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY:

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our common stock could decline substantially. Such a stock price decline could occur and has occurred recently and at other times in the past, even when we have met our publicly stated revenue and/or earnings guidance.

In addition to other risks listed in this “Risk Factors” section, factors that may affect our operating results include, but are not limited to:

• seasonal fluctuations in demand for our services. For example, many companies in our industry experience adverse seasonal fluctuations in production, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

• fluctuations in production cycles and operations for our services;

• reductions in operator’s budgets for mining operations and management purchases and delays in their operating cycles;

• general economic or political conditions in our domestic and international markets, including the deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

• unpredictability in the development of mining operations, or adjacent markets, or a slowdown or reversal of growth in these markets, and including any markets that we enter as a result of acquisitions;

• limited visibility into operator’s spending and operating plans;

• changing market conditions, including current and potential operator consolidation;

• operator or partner concentration;

• the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

• the successful operations of our portfolio in the timeframes we anticipate, including the number and size of operations, and in each quarter;

• delays in operator or partner operating cycles in response to our introduction of new projects and operating transitions;

• our ability to realize the anticipated benefits of any strategic transaction undertaken by us, including any acquisition, divestiture, partnership, commercial agreement, or investment;

• any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of projects;

• our ability to control costs, including our operating expenses and the costs of the businesses we purchase;

• our ability to timely and effectively implement, and realize the anticipated benefits of, any restructuring plans;

• any component shortages or price fluctuations in our supply chain;

• any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities;

• our ability to derive benefits from our investments in operations, collaborative efforts, marketing, engineering or other activities;

• our ability to successfully work with partners on combined solutions, including with respect to mineral extraction validation, marketing, selling and support;

• unpredictable fluctuations in our effective tax rate due to the geographic distribution of our worldwide earnings or losses, disqualifying dispositions of stock from the employee stock purchase plan and stock options, changes in the valuation of our deferred tax assets or liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles, or interpretations thereof; and

• the effects of natural disasters, including any effects on our supply chain or on the willingness of our projects or prospective mining operators to make capital commitments.

Adverse economic conditions make it difficult to predict revenues for a particular period and may lead to reduced mining operations spending, which would harm our business and operating results. In addition, turmoil in credit markets during economic downturns increases our exposure to our operator’s and partners' credit risk, which could result in reduced revenue or increased write-offs of accounts receivable.

Our business depends on the overall demand for precious metals, and in particular for the mining operations and the other markets in which we operate, and on the economic health and general willingness of our current and prospective partners, both enterprises and government organizations, to make capital commitments.

These government organizations include non-U.S. as well as U.S. federal, state and local organizations. In some quarters, sales to government organizations have represented, and may in the future represent, a significant portion of overall sales. If the conditions in the U.S. and global economic environment, including the economies of any international markets that we serve, remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results, and financial condition would likely be materially adversely affected. For example, U.S. government deficit spending and debt levels, as well as actions taken by the U.S. Congress relating to these matters, could negatively impact the U.S. and global economies and adversely affect our financial results. In addition, our financial results could be negatively impacted by the continuing uncertainty surrounding, or any deterioration relating to, the debt levels or growth prospects for Eurozone economies.

Economic weakness, operator financial difficulties and constrained spending on mining initiatives have resulted, and may in the future result, in challenging and delayed sales cycles and could negatively impact our ability to forecast future periods. In addition, the markets we serve are emerging and the operations involve material changes to established operating patterns and policies. In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are, and will continue to be, fixed in the short-term. Uncertainty about future economic conditions makes it difficult to forecast operating results and to make decisions about future investments. Weak or volatile economic conditions would likely harm our business and operating results in a number of ways, including spending reductions among mining operations and prospects, longer sales cycles, lower prices for our operations and reduced production. A reduction in information technology spending could occur or persist even if economic conditions improve. In addition, any increase in worldwide commodity prices may result in higher component prices and increased shipping costs, both of which may negatively impact our financial results.

Many of our operators and partners use third parties to finance their operations. Any freeze, or reduced liquidity, in the credit markets may result in operators either delaying or entirely foregoing planned exploitation or extraction of our operations if they are unable to obtain the required financing. This would result in reduced revenues, and our business, operating results and financial condition would be harmed. In addition, these partners' ability to pay for equipment already purchased may be adversely affected by any credit market turmoil or an associated downturn in their own business, which in turn could harm our business, operating results and financial condition.

We face intense competition that could reduce our revenue and adversely affect our financial results.

The market for production of precious metals is highly competitive and we expect competition to intensify in the future. Other companies may introduce new financing models and innovative strategies in the same markets we serve or intend to enter.

This competition could result, and has resulted in the past, in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results and financial condition.

Many of our current or potential competitors have longer operating histories, greater name recognition, larger operator bases and significantly greater financial, technical, sales, marketing and other resources than we do.  We also face competition from a large number of smaller private companies and new market entrants.

We expect increased competition from our current competitors as well as other established and emerging companies if our market continues to develop and expand.  In addition, some of our competitors have made acquisitions or entered into partnerships or other strategic relationships with one another to offer a more comprehensive operating solution than they individually had offered. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry and as companies enter into partnerships or are acquired. Many of the companies driving this consolidation trend have significantly greater financial, technical, and other resources than we do and are better positioned to acquire and offer complementary products and technologies. The companies resulting from these possible consolidations may create more compelling product offerings and be able to offer greater pricing flexibility, making it more difficult for us to compete effectively, including on the basis of streamlining mining operations, price, sales and marketing programs, technology, or product functionality. Continued industry consolidation may adversely impact operators' perceptions of the viability of smaller and even medium-sized technology companies and consequently operators' willingness to purchase from such companies. These pressures could materially adversely affect our business, operating results and financial condition.

Our international operations subject us to additional risks that may harm our operating results.

We expect to continue to add personnel in additional countries. Our international operations make us subject to various U.S. and international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international sales and operations subject us to a variety of additional risks, including:

• the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;

• difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

• tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our operations in certain foreign markets;

• the effects of any political instability on the general willingness of our current and prospective partners to make capital commitments;

• unfavorable changes in tax treaties or laws; and

• increased exposure to foreign currency exchange rate risk.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Some of our business partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our operators and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled purchases of our products and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such operators or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to more aggressively discount our prices in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

We are investing in engineering, operations, services, and infrastructure, and these investments may achieve delayed or lower than expected benefits, which could harm our operating results.

We intend to continue to add personnel and other resources to our engineering, sales, operations, services and infrastructure functions as we focus on developing new operations, growing our market segments, capitalizing on existing or new market opportunities, increasing our market share, and enabling our business operations to meet anticipated demand. We are likely to recognize the costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

If we fail to manage future growth effectively, our business would be harmed.

We have expanded our operations significantly since inception, both organically and through acquisitions of complementary businesses and operations and anticipate that further significant expansion will be required. This growth is expected to continue to place significant demands on our management, infrastructure, and other resources. To manage our growth, we need to hire, integrate, and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems, and procedures.

We are subject to various regulations that could subject us to liability or impair our ability to operate.

Our operations are subject to a variety of government regulations, including export controls, import controls, environmental laws, laws relating to the use of conflict minerals, and required certifications. For example, our metals are subject to export controls of the U.S. and other countries and may be exported outside the U.S. and other countries only with the required level of export license or through an export license exception, because we incorporate encryption technology into our products. Any change in regulations, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or operations targeted by such regulations, could result in decreased use of our services by, or in our decreased ability to export or sell our services to, existing or potential operators with international operations. We must comply with various and increasing environmental regulations, both domestic and international, regarding our operations. Failure to comply with these and similar laws on a timely basis, or at all, could have a material adverse effect on our business, operating results and financial condition.

We are exposed to risks from legislation requiring companies to evaluate internal control over financial reporting.

The Sarbanes-Oxley Act requires that we test our internal control over financial reporting and disclosure control and procedures. Moreover, if we are not able to comply with the requirements of Section 404 in the future, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock may decline and we could be subject to sanctions or investigations by the Nasdaq Stock Market's Global Select Market, the SEC or other regulatory authorities, which would require significant additional financial and management resources.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

We may have exposure to greater than anticipated tax liabilities.

Our provision for income taxes is subject to volatility and could be adversely affected by nondeductible stock-based compensation, changes in the research and development tax credit laws, earnings being lower than anticipated in jurisdictions where we have lower statutory rates and being higher than anticipated in jurisdictions where we have higher statutory rates, transfer pricing adjustments, not meeting the terms and conditions of tax holidays or incentives, changes in the valuation of our deferred tax assets and liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles or interpretations thereof. In addition, like other companies, we may be subject to examination of our income tax returns by the U.S. Internal Revenue Service and other tax authorities. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for income taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority will not have an adverse effect on our results of operations.

If we fail to successfully manage our exposure to the volatility and economic uncertainty in the global financial marketplace, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, including volatility in interest rates and uncertainty in the credit markets. Additionally, instability and uncertainty in the financial markets, as has been recently experienced, could result in the incurrence of significant realized or impairment losses associated with certain of our operations, which would reduce our net income.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by manmade problems such as computer viruses, break-ins or terrorism.

Our main operations are located in regions known for severe earthquakes and flooding. A significant natural disaster, such as an earthquake or a flood, could disrupt our operations and therefore harm our business, operating results and financial condition. A natural disaster could also impact our ability to operate and deliver our products to operators, or provide support to our operators, any of which would harm our business, operating results and financial condition.

Any of these incidents could result in both legal and reputational costs. Natural disasters, acts of unrest or terrorism or war could also cause disruptions in our or our operators' business, our domestic and international markets, or the economy as a whole. To the extent that such disruptions result in delays or cancellations of operator orders or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Unregistered Brokers/Agents. The Company may utilize finders, agents, and brokers to seek potential Shareholders. Depending on the locations of and activities conducted by such persons or entities, certain laws may require that they be registered with the Commission, state authorities, or foreign authorities. The Company intends only to utilize registered finders, agents, and brokers, or work with persons and entities it believes (or has been informed) do not need to be registered. If the Company uses finders, agents, or brokers that should be registered but are not, the Company may be liable to return investment monies and for other fines and penalties. In addition, the securities exemptions that the Company is relying upon may be made unavailable. In either case, the Shareholders may lose all or a portion of their investment.

Forward-looking Statements May Prove Materially Inaccurate. The statements contained in this Offering Circular that are not historical facts are forward-looking statements within the meaning of the Federal securities laws. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates, and projections about the industry and locale in which the Company’s hotel, fitness facility and spa will be operated. Words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, and “estimate”, variations of such words, and other similar expressions, identify such forward-looking statements. Forward-looking statements contained in this Offering Circular, or other statements made for or on behalf of the Offering either orally or in writing from time to time, are expressly not guarantees of future performance, and involve certain risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

While forward-looking statements in this Offering Circular reflect the Company’s estimates and beliefs, they are not guarantees of future performance. The Company does not promise to update any forward-looking statements to reflect changes in the underlying assumptions or factors, new information, future events, or other changes.

Such Shareholders May Be Subject to the Bad Actor Provisions of Rule 506(d). Regulation D, Rule 506(d) was adopted by the SEC under the JOBS Act on September 23, 2013. Rule 506(d) pertains to Shareholders (“covered persons”) who acquire more than 20% of the voting (equity) interests in companies seeking an exemption from securities registration under Rule 506. If such Shareholders have been subject to certain "disqualifying events" (as defined by the SEC), are required to either: a) disclose such events to other Shareholders (if they occurred before September 23, 2013); or b) own less than twenty percent (20%) of the voting (equity) Shares in the Company (if they occurred after September 23, 2013), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Shareholders, securities violations, fraud, or misrepresentation.

Shareholders or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting Shares in the Company (or ensure that the Shares they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying event both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Rule 506 securities exemption.

RISK FACTORS INVOLVING INCOME TAXES:

The Board Will Not Obtain an IRS Ruling. The Company will elect to be treated as a corporation for Federal income tax purposes. The Board has determined not to obtain a ruling from the Internal Revenue Service (IRS) as to the tax status of the group.

Registration as a Tax Shelter. The Company may be required to register with the Internal Revenue Service as a "tax shelter."

Tax Liability May Exceed Cash Distributions from Operations. As a result of decisions of the Board in operating the Company, which may require the suspension of Cash Distributions due to a need to maintain a higher level of cash Reserves, along with other events, there is a risk that, in any tax year, the tax liability owed by a Shareholder will exceed its Cash Distribution in that year. As a result, some or all of the payment of taxes may be an out of pocket expense of the Shareholder.

Tax Liability May Exceed Cash Distribution on Property Disposition. There is a risk that on the disposition of a Property, the tax liability of the Shareholder may exceed the Distributable Cash available. In the event of an involuntary disposition of the Company, there is the possibility of a Shareholder having a larger tax liability than the amount of cash available for Distribution at the time of the event, or at any time in the future.

Risk of Audit of Shareholder’s Returns. There is a risk that an audit of the Company’s records could trigger an audit of the individual Shareholder’s tax records.

Risk That Federal or State Income Tax Laws Will Change. There is a risk associated with the possibility that the Federal or State income tax laws may change affecting the projected results of an investment in the Company. There is a possibility that in the future Congress may make substantial changes in the Federal tax laws that apply to the Company and its Shareholders.

Risk That Income Tax Returns May Not Be Timely Prepared. If the Company is unable to prepare and deliver its Federal or State income tax returns in a timely manner the Shareholders may be forced to file an extension on their individual income tax returns and may incur a cost to do so, including possible penalties to the Federal and State governments. If the Company is unable to prepare and deliver the Federal or State income tax returns at all, the Shareholders may be required to incur additional expenses in employing independent accountants to complete the returns.

Losses Limited to Amounts at Risk. The extent to which a Shareholder may utilize losses from the Company will be limited to the amount the Shareholder is found to be "at risk" with respect to the Company.

Limitations on Use of Passive Losses. Losses from a passive activity are not allowed to offset other types of income, such as salary, active business income, and "portfolio income," and may offset income only from other passive activities. The Company anticipates that most of the net income (if any) allocated to the Shareholders may be used by the Shareholders to offset the "passive activity losses," if any, of the Shareholders.

Risk of Including Foreign Shareholders. The Company may accept Subscriptions from Non-U.S. Persons, in which case there is a risk that: the proper tax withholding amounts will not be withheld or paid by the Non-U.S. Person as required by the Foreign Investor in Real Property Tax Act of 1980 (FIRPTA) and that the Company could remain liable for a Non-U.S. Person’s individual tax liability to the IRS. There is a further risk that a Non-U.S. Person Investor could be named on the list of Specially Designated Nationals, Blocked Persons, or Sanctioned Countries or Individuals, which, if undiscovered, could result in an enforcement action against the Company by the U.S. Department of the Treasury and/or other federal agencies. In order to mitigate these possibilities, the Board will conduct due diligence on each Non-U.S. Person it considers admitting to the Offering and will attempt to determine whether there are any security restrictions on its admission at the time of its Subscription. Further, if the Board admits Non-U.S. Persons to the Offering, the Board will employ a C.P.A. versed in international investments on which it will rely to calculate and remit the appropriate withholding amounts. At the time of publication of this Offering Circular, the Board was not contemplating including any specific Non-U.S. Persons as Shareholders in the Offering.

Duties of Board to the Shareholders; Indemnification

Duties of the Board to the Company. The duties the Board owes to the Company and the other Shareholders include the duty of care, the duty of disclosure and the duty of loyalty, and the fiduciary duties of a partner to a partnership and its other partners, as set forth in the Articles of Incorporation and Bylaws. This is a rapidly developing and changing area of the law and the Shareholders who have questions concerning the duties of the Board should consult with their legal counsel.

A Shareholder has a right to expect that the Board will do the following:

•Use its best efforts when acting on the Shareholder’s behalf,

•Not act in any manner adverse or contrary to the Shareholder’s interests,

•Not act on its own behalf in relation to its own interests, and

•Exercise all of the skill, care, and due diligence at its disposal.

In addition, the Board is required to make truthful and complete disclosures so that the Shareholders can make informed decisions. The Board is forbidden to obtain an advantage at the expense of any of the Shareholders, without prior disclosure to the Company and the Shareholders.

Indemnification of Board: The Agreement provides an indemnification of the Board for liabilities the Board incurs in dealings with third parties on behalf of the Company. The Company is bound to indemnify and hold the Board harmless for any acts or omissions within the authority granted to the Board, including reimbursement for its legal expenses, unless the Board engages in willful misconduct, bad faith, or fraud. Further, the Agreement contains a provision that each of the Shareholders shall indemnify and hold harmless the Board for any liability associated with any misrepresentation(s) by them as to their suitability for Shareholdership in the Company, based on the Suitability Standards established by the Board in Section 1 hereof.

This indemnification will provide the Shareholders with a more limited right of action against the Board than they would have if the indemnification were not in the Agreement. This provision does not include indemnification for liabilities arising under the Securities Act of 1933, as, in the opinion of the Securities and Exchange Commission (“SEC”), such indemnification is contrary to public policy.

The CBCA of the State of Colorado permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Colorado corporate law or obtained an improper personal benefit. Upon the closing of this offering, our restated certificate of incorporation will provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the CBCA of the State of Colorado prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Title VII and the Colorado Digital Token Act of the CBCA of the State of Colorado provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the District Court or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court or such other court shall deem proper.

Upon the closing of this offering, our restated certificate of incorporation will provide that we will indemnify each person who was or is a party or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation that will be effective upon the closing of the offering also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

•We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

•We plan to maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement we will enter into in connection with the offering of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RISKS RELATED TO OUR COLORADO CORPORATE OPERATIONS:

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

Risks of expansion of our business arise due to our limited operating history.

Our future success depends on our ability to obtain operators. If we are unable to effectively market our payment processing system, we will be unable to grow and expand our business or implement our business strategy, which could materially impair our ability to obtain sales and revenue.

Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be, but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital, which we require, may result in the slower implementation or curtailment of our business plan.

We depend on key personnel, including Christopher Werner, Alberto Washington and Dana Jurika, our Chief Executive Officer, Chief Operating Officer and Chief Marketing Officer, respectively, and future members of management, and the loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers, senior officers and community managers. There is substantial competition for qualified personnel in the mining industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly Christopher Werner, Alberto Washington and Dana Jurika, our Chief Executive Officer, Chief Operating Officer and Chief Marketing Officer. The loss of services of Mr. Werner, Mr. Washington or Mr. Jurika or other members of our senior management team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Articles of Incorporation and bylaws and by Colorado law.

There are provisions in our Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to shares of preferred stock with such rights, preferences and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

In addition, certain provisions of the Colorado Revised Statutes, 11-51-308.7. Colorado digital token act - legislative declaration - exemptions - definitions - rules. (1) Short title. THE SHORT TITLE OF THIS SECTION IS THE "COLORADO DIGITAL TOKEN ACT" and the Colorado Business Corporation Act (“CBCA”), et. seq., as amended from time to time.  The CBCA, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The CBCA permits our board of directors, without stockholder approval and regardless of what is currently provided in our Articles of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our Articles of Incorporation on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors’ delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

Colorado law provides that a director has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the CBCA, our Articles of Incorporation will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•actual receipt of an improper benefit or profit in money, property or services; or

•a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our Articles of Incorporation will authorize us to obligate us, and our bylaws will require us, to indemnify our directors for actions taken by them in those capacities to the maximum extent permitted by Colorado law. Our Articles of Incorporation and bylaws also authorize us to indemnify these officers for actions taken by them in those capacities to the maximum extent permitted by Colorado law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance the defense costs incurred by our directors and our officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Furthermore, our disclosure controls and procedures and internal control over financial reporting with respect to entities that we do not control or manage may be substantially more limited than those we maintain with respect to the subsidiaries that we have controlled or managed over the course of time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK:

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the IT industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

At such time as determined by our management after the initial closing of this Offering we intend to contact market makers and apply to have the Shares quoted on the NASDAQ Capital Market or OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB does not have any listing requirements per se; to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for or continue quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings may be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot assure that our OTCQB application will be accepted or approved and the Shares listed and quoted. As of the date of this Offering Circular, there have been no discussions or understandings between us or anyone acting on our behalf, with any market maker regarding participation in a future trading market for the Shares. If we are not able to list the Shares, we intend to apply to have such securities listed on the OTC Pink marketplace, an interdealer quotation system. There is no assurance that the Shares will be listed on the OTC Pink marketplace and that such application, if filed, will be accepted. If no market ever develops for the Shares, it will be difficult for investors to sell any Shares purchased in this Offering. In such a case, investors may find that they are unable to achieve any benefit from their investment or liquidate the purchased Shares without considerable delay, if at all. In addition, if the Shares fail to be quoted on a public trading market, they will not have a readily discernable quantifiable value and it may be difficult, if not impossible, to ever resell the Shares, resulting in investors not being able to realize any value from their investments.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•actual or anticipated variations in our quarterly operating results or dividends;

•changes in our funds from operations or income estimates;

•publication of research reports about us or the mining industry;

•changes in market valuations of similar companies;

•adverse market reaction to any additional debt we incur in the future;

•additions or departures of key management personnel;

•actions by institutional stockholders;

•speculation in the press or investment community;

•the realization of any of the other risk factors presented in this offering circular;

•the extent of investor interest in our securities;

•investor confidence in the stock and bond markets, generally;

•changes in tax laws;

•future equity issuances;

•failure to meet income estimates; and

•general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

Our shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established operators and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the operator with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the operator’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the operator orally or in writing prior to effecting the transaction and must be given to the operator in writing before or with the operator’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the initial public offering price of shares of our common stock to be higher than the pro forma net tangible book value per share of our outstanding shares of common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate dilution of approximately $2.00 in the pro forma net tangible book value per share of common stock. This means that investors who purchase shares of common stock will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

•In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering circular, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering circular under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

RISKS RELATED TO OUR POTENTIAL INVESTMENT INTO C3 STO BERMUDA:

A potential business combination or investment by the Company into its affiliated C3 Bermuda company may never occur in which case holders of Shares will only receive Common Stock for their Shares in ACRC.

A proposed business combination offering or investment by the Company into its C3 Bermuda affiliate company is contingent upon the successful creation and launch of the C3 Bermuda-based securities token offering (“C3 STO”), which is subject to a number of risks and uncertainties. Accordingly, the C3 STO offering may not ever launch as currently envisioned, or ever. If the C3 STO offering does not launch, then the exchange offering for C3 STO tokens, or an investment into C3, will not take place. If there is not an exchange offer, our management and board of directors will have the discretion to convert all outstanding Shares into that number of shares of Common Stock equal to 40% of our issued and outstanding Common Stock on a fully diluted basis following the conversion, assuming the sale of the Maximum Amount of Shares. If less than the Maximum Amount of Shares is sold, then the number of shares of Common Stock issuable upon conversion will be ratably reduced. The exchange of Shares for our Common Stock is intended to be a fail-safe in the event that regulatory or market conditions, in the discretion of the board of directors, renders the C3 STO offering not practical. Accordingly, investors in this Offering should be aware of the risk that the Shares they acquire may not be exchangeable to receive C3 STO tokens but rather may be automatically converted into shares of our Common Stock in the discretion of our board of directors.

The proposed C3 STO Tokens may be vulnerable to hackers and cyber-attacks.

The proposed Bermuda-based C3 STO tokens are internet-based, which makes us vulnerable to hackers who may access the data of investors in this Offering, purchasers of tokens and users of the C3 STO tokens. Further, any significant disruption in our operations, our C3 STO tokens, or the C3 operations could cause investors and potential users to lose trust and confidence in us and our business, which could result in our having to cease operations. In addition, we intend to rely on third-party technology providers to provide us with the various elements of our proposed C3 STO network and technology. Any disruptions of services or cyber-attacks on our third-party technology providers could harm our reputation and materially and negatively impact our prospects.

The C3 STO token business model is dependent on continued investment in and development of distributed ledger technologies.

The C3 STO token business model is dependent on continued investment in and development of distributed ledger technologies. If as a result of regulatory changes, hackers, general market conditions or innovations, investments in distributed ledger technologies become less attractive to investors or innovators and developers, it could have a material adverse impact on our prospects and possibly our ability to continue our developmental operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our prospects.

In order for us to assess investing into the C3 STO token business plan, we need to identify and recruit highly qualified personnel with backgrounds in developing distributed ledger technology applications and who have skills required for developing and managing developmental stage businesses. We believe that we will face intense competition for personnel. If we are not able to identify and recruit the necessary personnel to implement an assessment of the business and launch the C3 STO, we may not have a successful C3 STO investment.

We have not identified all the persons that we will need to engage to provide services and functions critical to the development of the Bermuda C3 STO and no assurance can be given that we will be able to engage the necessary persons on acceptable terms, if at all.

The C3 STO is in its developmental stage and we have not identified all the persons that we will need to engage to provide services and functions critical to the development of the C3 STO. We cannot assure that we will be able to engage persons with the necessary expertise on terms acceptable to us if at all. Further, there can be no assurance given that if we are able to engage such service providers that they will be able to provide the services and functions meeting our specifications and requirements. If we fail to identify and engage such service providers, or if the providers fail to meet our specifications and requirements, it could have a material adverse effect on our ability to invest into the C3 STO or successfully conduct an exchange offering for the C3 STO tokens.

Since the Offering is being conducted on a “best-efforts” basis with no minimum amount required to be sold before any closing, we may not raise sufficient funds in this Offering for us to implement the investment into the C3 STO.

The amount of proceeds we receive through the sale of Shares in this Offering may be substantially less than the amount we require to invest into C3. We are relying upon the proceeds from this Offering, and the concurrent Regulation D, Rule 506(c), CF and Regulation S offering, to fund our business plan for the next 12 months. If we sell less than the Maximum Amount, we will be required to seek additional funding, which may not be available. If we do not raise sufficient funds in this Offering, or if we are not able to obtain additional funding, we may be required to modify or suspend our business plan, which could result in investors losing all or most of their investments.

The C3 STO tokens are not expected to be exchanged until this Offering Circular is qualified. The C3 STO tokens may never be created, and if created, a public market for the C3 STO tokens may never develop.

The C3 STO tokens are not expected to be exchanged until this Offering Circular is qualified, and, if they are created, a public market for the ACRC tokens may never develop. If the C3 STO tokens are not created, the Shares may be mandatorily converted into only shares of our Common Stock, which may have little or no value, which in turn would result in the Shares having little or no value. Further, even if the C3 STO tokens are created and launched, a public market for the C3 STO tokens may never develop, which in turn would cause the Shares to have little or no value. We cannot predict the extent to which an active market for any such securities will develop or be sustained after this Offering, or how the development of such a market might affect the market price of such securities.

Cryptoassets like the C3 STO Tokens may be lost due to bugs in digital wallet software, loss of private keys, and many other reasons. A potential purchaser should invest in tokens only if able to withstand a total loss of their investment resulting from a software or hardware bug or misuse of digital wallet or theft or loss of private keys.

Transactions in cryptoassets such as the tokens and certain other virtual currencies may be irreversible. Failure to provide us with the correct public wallet address under the control of the purchaser will, in most cases, result in the loss of your tokens. Loss of access to your wallet or compromise of your wallet’s private keys will, in most cases, result in the loss of your tokens.

In particular, cryptoassets and tokens such as C3 STO Tokens are a new and relatively untested product. There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth, inflation, and others. In addition, the success of the C3 STO Tokens and other types of cryptoassets will depend on whether blockchain and other new technologies related to the tokens turn out to be useful and economically viable.

There is no assurance that investors in this Offering will receive a return on their investment.

There is no assurance that investors will realize a return on their investments or that their entire investments will not be lost. For this reason, each investor should carefully read our Offering Circular, this Offering Circular and the exhibits to the Offering Circular in which this Offering Circular has been filed with the SEC and should consult with their own attorney and business advisor prior to making any investment decision with respect to the C3 STO tokens and the Shares.

At issuance, there will be no trading market for the C3 STO Tokens, and a trading market may never develop.

If the C3 STO Tokens are issued, there may not be a trading market available for the C3 STO Tokens, or any digital token exchange on which holders of C3 STO Tokens may transfer or resell their C3 STO Tokens. As a result of recent regulatory developments, existing crypto exchanges are currently unwilling to list tokens such as the C3 STO Tokens that may be deemed as securities under federal securities law. As a result, the tokens may initially only be traded on very limited range of venues, including U.S. registered exchanges or regulated alternative trading systems for which a Form ATS has been properly submitted to the SEC.

Currently, we are unaware of any approved or operational alternative trading system or exchange capable of supporting secondary trading in C3 STO Tokens, although we are aware primarily through press reports that several entities purport to be working to develop and launch such an exchange. For additional information, see the section of this offering circular captioned “Description of the C3 STO Tokens—Is there a secondary market for the C3 STO Tokens?” The development of any token exchange that permits the trading of tokens implicates complex technological considerations and raises numerous legal and regulatory issues that will need to be addressed, however, and there is no guarantee that any of these exchanges will become functional, as technological failures or regulatory attention may result in these exchanges failing to function or obtain approval or being forced to cease trading once it commences. Even if such exchanges are functional, no such exchange will be required to list the C3 STO Tokens, and each may decide not to list the C3 STO Tokens for a number of reasons not under our control, including but not limited to the technical complexity of integrating a blockchain other than those used by Bitcoin or Ether onto its platform, a perceived lack of market interest in the C3 STO Tokens, and any other factors relevant to the individual exchanges (for example, if the exchange is heavily invested in another cryptocurrency). As a result, investors of C3 STO Tokens should be prepared to hold their tokens indefinitely, as there is no guarantee that holders will be able to sell or exchange their C3 STO Tokens. In the event that the C3 STO Tokens remain illiquid for a significant period of time or indefinitely, the value of the C3 STO Tokens may be materially adversely affected.

Our management will have broad discretion over the use of the net proceeds from this Offering.

Our management may use a portion of the net proceeds from this Offering to invest into C3 STO tokens, to fund general operations, and for operating capital and reserves. Our management will have broad discretion in the application of the net proceeds, and you will have to rely upon their judgment with respect to the use of the net proceeds. Our management may utilize the net proceeds in a manner in which you disagree. The failure by our management to apply these funds effectively could have a material adverse effect on our ability to invest into the C3 STO tokens. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”.

C3 STO Token transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in your wallet software may not be recoverable.

Transactions in the C3 STO Tokens may be irreversible, and, accordingly, a purchaser of the C3 STO Tokens may lose all of his or her investment in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches. Losses due to fraudulent or accidental transactions may not be recoverable.

Shareholders that acquire yet to be issued C3 STO tokens face the risk of unauthorized access to their Wallet Account and may lose access to their C3 STO tokens if they lose their Wallet Account or Password.

Shareholders that acquire yet to be issued C3 STO tokens will be subject to the risk of unauthorized third parties gaining access to their Wallet Account through security breaches which could enable such third party to download the Wallet Account and potentially access the Wallet Account   by deciphering or cracking the holder’s password. In such event the holder may lose access to any C3 STO tokens held in the Wallet Account and lose their entire investment. Further, if a holder does not maintain an accurate record of the holder’s password and losses the password to the Wallet Account, the holder will lose access to the C3 STO tokens held in the Wallet Account, and, as a result, lose his or her investment.

The Ethereum blockchain upon which we intend to base our C3 STO tokens is subject to the risk of mining attacks.

As with other distributed ledger technologies, we believe that the Ethereum blockchain which we intend to use as the basis for C3 STO tokens is susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, “selfish-mining” attacks, and race condition attacks. Any successful attacks present a risk to the Ethereum blockchain, expected proper execution and sequencing of ETH transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our C3 STO tokens.

Although we believe that EthSuisse intends to limit the risk of mining attacks by creating a blockchain proof-of-work security algorithm using a unique implementation of a GHOST-like protocol and possibly an implementation of hybrid proof-of-stake that could reduce the risk of mining attacks, there can be no assurance that such measures will successfully defend against known or novel mining attacks.

Because we are accepting cryptocurrency for our stock, we will bear market risk from the time we collect the proceeds in the form of cryptocurrency and convert those funds to U.S. dollars or another FIAT currency.

The currency markets are volatile compared to the fiat markets and can move 100% or more in one day. As such, we could lose significant value, and thus, utilization of the use of proceeds we have collected in the form of cryptocurrency if there is a market correction or significant volatility while we are converting it. We will have to bear the market risk from the time we collect the cryptocurrency as payment to the time that we convert those funds to the US Dollar or other Fiat currency, if in fact we are even able to make such a conversion.

Any investor who tenders the purchase price in Bitcoin or Ether will suffer a loss if his or her subscription is rejected and the price of Bitcoin or Ether, as applicable, has declined.

If C3 is unable to successfully complete a hard fork to facilitate distribution, or a subscription is revoked in such circumstances where that is permitted, all funds received in connection with such subscription will be promptly returned to us without interest. Such refund will be paid in the same form and in the same amount as paid by us, regardless of a decrease in the US dollar equivalent. For example, if we funded 2 Ether, we will be refunded 2 Ether. Therefore, a decrease in the dollar value of any such cryptocurrency between the date the funds are tendered and the date the funds are returned would result in a loss to us.

We are subject to risks associated with our payment for C3 STO Tokens in Bitcoin and Ether.

In addition to U.S. dollars, we may purchase C3 STO Tokens with Bitcoin and Ether. However, prices of such cryptocurrencies are known to fluctuate dramatically within short periods of time. Any such fluctuations could reduce dramatically the amount of fiat currency that we receive in exchange for the cryptocurrencies paid by us, which would have an adverse effect on our operations.

In addition, we will ultimately hold and maintain digital wallets that hold Bitcoin and Ether payments that had been made by investors. While we have taken significant measures to secure our systems and digital wallets, payments we receive in cryptocurrencies are subject to potential loss. Our crypto-wallet credentials could be lost or stolen. The wallets in which we receive cryptocurrencies could contain software weaknesses or bugs and may be subject to cyber-attacks and hacks. If any of the foregoing were to occur, it could result in the permanent loss of such cryptocurrencies and have a material adverse effect on us.

The Company may not be able to prevent the use of the C3 STO Tokens and/or the C3 network in connection with criminal activity in the U.S. or elsewhere.

Cryptocurrencies have in the past been, and in the future may be, used by bad actors to execute black market transactions, commit fraud, launder funds, evade taxes or economic sanctions, finance terrorism, and other illegal activities. The Company will take commercially reasonable steps to identify and prevent money laundering, terrorism-funding activities, and any other illegal activity in connection with the potential purchase of C3 STO Tokens.  These measures include, without limitation, adoption of policies and procedures reasonably designed to prevent certain illegal conduct in connection with the C3 STO Tokens. There is no guarantee, however, that such steps will reliably detect or completely eliminate all misuse or attempted misuse of the C3 STO Tokens to facilitate money laundering or other illegal or improper activities. Occurrence of such activities may subject the Company to civil penalties and/or criminal liability, may adversely affect the Company’s reputation, business, and financial condition, and may negatively impact the value of the C3 STO Tokens.

There is a risk that banks and other financial institutions may refuse to process transactions for or maintain accounts for entities or individuals transacting in cryptocurrencies

Banks may refuse to provide bank accounts and other banking services to cryptocurrency-related companies or companies that accept cryptocurrencies for reasons that include regulatory requirements or ambiguities and perceived compliance risks or costs. This has caused some providers of cryptocurrency-related services to have difficulty finding financial institutions willing to provide accounts and services to them. Continuation of such difficulties in the future could decrease the viability and adoption of cryptocurrencies as a means of payment, harm public perception of cryptocurrencies, and/or could limit the viability and potential applications of cryptocurrencies. These events could materially and adversely affect the Company, its operations, and financial condition.

Risks Related to Blockchain Technology

The C3 STO blockchain, the Bitcoin blockchain, any other blockchain on which the C3 STO Tokens may rely and the C3 STO Tokens themselves may be the target of malicious cyberattacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of tokens. If these attacks occur or security is compromised, this could expose us to liability and reputational harm and could seriously curtail the utilization of the C3 STO Tokens and cause a decline in the market price of the C3 STO Tokens.

The structural foundations of the C3 STO blockchain and the C3 STO Tokens, and the software applications and other interfaces or applications that we anticipate will be built upon them, are unproven, and there can be no assurances that the C3 STO blockchain and the creation, transfer or storage of the C3 STO Tokens will be uninterrupted or fully secure, which may result in impermissible transfers of C3 STO Tokens, a complete loss of users’ C3 STO Tokens or an unwillingness of users to access, adopt and utilize C3 STO Tokens and/or the C3 STO blockchain. Moreover, the C3 STO Tokens, the C3 STO blockchain and the decentralized applications using the C3 STO network (and any technology, including blockchain technology, on which they rely, such as the Bitcoin blockchain) may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software, the C3 STO Tokens or the C3 STO blockchain, which may result in the loss or theft of tokens. These attacks may include but may not be limited to the following:

•A “51% attack” is an attack that occurs when an attacker controls a majority of the mining power for a particular blockchain. Miners that successfully obtain this mining power—either individually or as part of a “mining pool” or group of miners—may prevent other miners from completing blocks, theoretically allowing themselves to monopolize the mining of new blocks and mining the rewards; they can block other users’ transactions; or they can make it appear as though they still have tokens that have been spent, which is known as a “double-spend attack.” Successful 51% attacks have been launched against other blockchains, and it has been reported that the mining pool ghash.io briefly exceeded 51% of the mining power on the Bitcoin network (our current underlying blockchain), although not as part of an attack. A 51% attack may also allow an attacker to use its monopoly over new blocks to “censor” other users’ transactions by actively preventing them from being written to the blockchain. Because the tunable proofs mining process used in the C3 STO blockchain distributes mining rewards to all participants and not just the leader, and the process for selecting the distributor mining rewards leader has a randomness element to it based on cryptoassets, 51% attacks may be less applicable to the C3 STO blockchain.

•A “finney attack” is an attack that occurs when an attacker enters into a transaction but does not announce it to the network. In this case, a miner can double-spend tokens by transferring them to another user (for example, a merchant website); and then create a new block with a double-spend of those same tokens; for the attack to be successful, this block must be released so that it is added to the blockchain before the target user’s transaction. Once the block the attacker mines is accepted, the legitimate transaction will not be accepted and the honest user will not receive the tokens, thereby being out of a payment. Typically, developers and users who accept “quick transactions” (transactions that are accepted before the counterparty can confirm that the transaction has been written to the correct version of the blockchain) when accepting payment on the network are vulnerable to this type of attack. These attacks can be avoided by requiring that several additional network operations to be written to the blockchain following any given transaction before considering that transaction complete; developers may be incentivized not to do so, however, to allow for quicker processing of network operations on their application.

•Selfish-mining attacks occur when a miner with less than 50% of the total mining power successfully mines a new block and starts adding a new block to a “private” version of the blockchain, that is not shared with the network. Over time, with enough attempts, the attacker can temporarily develop private versions of the blockchain that are longer than the public blockchain. Because the core nodes of the C3 STO network are programmed to accept the longest version of the blockchain on the network as the correct one, this private blockchain, once made public, may gain acceptance from the network over the existing (shorter) public blockchain. A sufficiently powerful selfish miner with as little as 25% of the mining power on the C3 STO network could theoretically use this attack to win more mining rewards than an honest miner with the same mining power. This could disrupt the operation of our mining mechanisms, which could lead to disruptions in the normal operation of our blockchain and could lead to slowdowns and erratic behavior on the C3 STO network. As a result, users and developers could be discouraged from participating in our network, and demand for, and the value of, your C3 STO Tokens could be reduced.

•A “Sybil attack” problem, which refers to a situation where a single unique user masquerades as multiple independent network nodes or users. This type of attack is difficult to defend against, even in theory, and may be used to game systems where distributions of rewards or allocation of votes are designed to be based on unique user identities as opposed to ownership of network nodes. Malicious users who are able pretend to be different users controlling many online accounts can subvert the system to receive C3 STO Tokens as rewards. As a result, users and developers could be discouraged from participating in the C3 STO network, and demand for, and the value of, C3 STO Tokens could be reduced.

These attacks may increase in frequency as more C3 STO Tokens are distributed, if they become more valuable, and in particular if they are held by an increasing number of users which increases the likelihood of their success. C3 STO may attempt to take measures to increase security on the C3 STO network, but there is no guarantee these measures will be successful, and they will inevitably depend in large part on user behavior. As a result, there may be a number of successful attacks against the C3 STO network. Such attacks may adversely affect the C3 STO blockchain in the specific ways described above, and by creating reduced trust in the integrity of the C3 STO network, creating bad publicity, and ultimately reducing demand for the decentralized applications on the C3 STO network.

C3 STO may hold significant amounts of Bitcoin and other cryptoassets, and security breaches, computer malware and other computer hacking attacks could result in a loss of our cryptoassets with no adequate source of recovery.

Security breaches, computer malware and other computer hacking attacks have been a prevalent concern in the trading of cryptoassets on cryptocurrency exchanges. On July 16, 2018, the Wall Street Journal featured an article about the hacking of cryptocurrency exchanges and cited a report stating that since 2011, there have been “56 cyberattacks directed at cryptocurrency exchanges, initial coin offerings, and other digital-currency platforms” causing losses of $1.63 billion. Any security breach or other data security incident caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, the inadvertent transmission of computer viruses or other malware, other forms of malicious attacks, or via other means, including phishing attacks and other forms of social engineering, or malfeasance or negligent acts of our personnel, could result in loss of our bitcoins and other cryptoassets.

C3 STO may hold Bitcoin and Ether; C3 STO’s cryptocurrency holdings are associated with a set of private keys. Control of these private keys is necessary to control, transfer or sell our cryptocurrency holdings. C3 STO takes significant steps to secure these private keys and to prevent them from being destroyed or stolen. For example, C3 STO’s cryptocurrency holdings are held in cold-storage with a multi-signature private key set up aside from small reserves for operational purposes. Any transfer of cryptocurrency requires the use of at least two private keys that are separately controlled and secured by executive officers or directors of C3 STO.

C3 STO may also introduce a cold-storage setup where a subset of private keys is kept with a third-party custodial service. C3 STO has policies and procedures in place in case of death or disability on the part of one or more of these executive officers and directors that vest control of the private keys in C3 STO’s Board of Directors, including the safekeeping of a backup private key. Nevertheless, C3 STO’s security system may not be impenetrable and may not be free from defects or immune to acts of God. If C3 STO’s cryptoassets are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, to other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources, including liability insurance coverage, to satisfy a valid claim of ours. And in the event that C3 STO loses one or more of its private keys, one or more of those private keys are somehow destroyed, or one or more if its private keys are somehow stolen or disclosed to another party, C3 STO could lose access to its cryptocurrency holdings, or its cryptocurrency holdings could be stolen.

The C3 STO network and the tokens are vulnerable to risks, both foreseen and unforeseen, arising from the new and untested nature of cryptocurrency and blockchain technology.

The blockchain technology used in cryptocurrencies, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology that in fact represents a novel combination of several concepts, which may be present or absent in varying degrees across differing cryptocurrencies—a publicly available database or ledger that represents the total ownership of the currency at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearing-house while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the mining of each new block or transaction fees paid by participants in a transaction to miners, and, in some cases, hard limits on the aggregate amount of currency that may be issued.

Accordingly, the further development and future viability of cryptocurrency in general or specific cryptocurrencies, such as the C3 STO Tokens, in particular is generally uncertain, and practical and ideological challenges, both known and unknown, may prevent it and their wider adoption. Examples of these challenges include the following:

•Scalability is a challenge for blockchains, because addition of records to a blockchain requires the network to achieve consensus through a mining mechanism, which often involves redundant and extensive computation; as a result processing of transactions is slower than that achieved by a central clearing-house, and delays and bottlenecks in the clearance of transactions may result as the cryptocurrency expands to a greater number of users.

•To the extent incentive payments are used to incentivize the mining of a transaction or record to a blockchain, these fees may spike during times of high transaction volume. Because the tokens are being treated as securities, these incentive payments could also potentially raise regulatory issues related to whether the recipient of the fees is required to register as a broker-dealer under the Securities and Exchange Act of 1934, as amended, which we refer to in this offering circular as the “Exchange Act.” We believe that these rewards do not warrant a miner registering as a broker-dealer, as discussed in the section of this offering circular captioned “Business—Government Regulation”; however, there is no guarantee that regulatory agencies will agree with our position.

•Generally blocks cannot be removed from the blockchain, but during the mining process, competing forks of the blockchain may arise with respect to the last few blocks on the blockchain. As a result, a block is often not considered to be irreversibly included in the blockchain until several additional blocks have been added to it and occasionally blocks with a handful of confirmations can be dropped and modified. Applications built on top of a blockchain that do not wait a sufficient period before treating the blockchain as permanently written may lose assets and funds in exchange for blockchain payments that are never completed.

•Although blockchains are generally considered reliable, they are subject to certain attacks as described above under “Risk Factors — Risks Related to Blockchain Technology — The C3 STO blockchain, the Bitcoin blockchain, any other blockchain on which the C3 STO Tokens may rely and the C3 STO Tokens themselves may be the target of malicious cyberattacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of tokens. If these attacks occur or security is compromised, this could expose us to liability and reputational harm and could seriously curtail the utilization of the C3 STO Tokens causing a decline in the market price of the C3 STO Tokens.” and elsewhere in these Risk Factors.

•Because many mining mechanisms, including the “tunable proofs” mining mechanism that will be used by the C3 STO blockchain to build its blockchain, decrease the reward for each block over time, the network may see either an increase in incentive payments, which could adversely affect adoption and use of the network, or a reduction in the number of miners on the network that could possibly leave the networks increasingly vulnerable to a 51% attack due to a greater concentration of mining power among the remaining miners. Because the blockchain is public without any gatekeepers, malicious users cannot be banned from the network. These users may drive out honest users through repeated attacks or by malicious behavior on applications that permit user-to- user interaction.

•The expansion of the blockchain underlying the C3 STO network, Bitcoin, which relies on a proof-of-work system whereby blocks are awarded based on the solving of computationally difficult problems, has resulted in Bitcoin miners using increasing amounts of energy that may be unsustainable as the system continues to grow, and which may draw unfavorable regulatory attention.

These challenges apply both to the C3 STO blockchain and the blockchain currently underlying the C3 STO network, which is that used by Bitcoin. Although there are currently solutions that have been proposed and implemented to these and other challenges facing various cryptocurrencies, the effectiveness of these solutions has not generally been proven. Other challenges may arise in the future.

Moreover, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to the C3 STO Tokens and the network by undermining or vitiating the cryptographic consensus mechanism that underpins the blockchain protocols. Similarly, legislatures and regulatory agencies could prohibit the use of current and/or future cryptographic protocols which could limit the utility of the tokens, resulting in a significant loss of value or the termination of the tokens and the network.

Changes to a blockchain network such as the C3 STO may be difficult to implement effectively.

The C3 STO, the software governing the C3 STO network, is not run on central servers, but instead on the core nodes that make up the network, some of which are, and a majority of which in the future may, be run by third parties outside of C3 STO’s control. Because of this, if the existing technology requires modification, either to implement new features or to meet technical challenges, solutions may be difficult to implement as they will need to be voluntarily adopted by the core nodes pursuant to a software update. A change which is not accepted by most core nodes will have little to no effect. If a proposed change, on the other hand, is not accepted by a majority of these core nodes, but is nonetheless accepted by a substantial plurality of them, two or more competing implementations of the C3 STO network and blockchain, or forks, could result. If the proposed change is a hard fork, the two competing implementations will be incompatible and the network will effectively split. C3 STO has intentionally introduced hard forks approximately once per year over the course of development of its technology; these hard forks have resolved without causing a permanent split in the network, because all core nodes have adopted by overwhelming consensus the relevant software upgrade, resulting in the disappearance of the version of the C3 STO network that preceded the hard fork. There is no guarantee, however, that this consensus will continue to be obtained. It may be difficult to obtain this consensus for several reasons; users may be unable to agree on the technical merits of a solution, or debates over these trade-offs may turn on and expose ideological differences regarding the relative importance of the various features of the network mentioned above. Such debates may therefore be difficult or impossible to resolve by consensus, which may ultimately result in the abandonment of the network’s blockchain or a split in its user base between mutually incompatible networks which could limit the network’s broad adoption and fragment its value. In addition, as the C3 STO network expands, more core nodes, and ultimately a majority of the core nodes may become controlled by third parties; this will give third parties greater ability to reject any changes suggested by C3 STO or any other party. Moreover, we have never successfully implemented an upgrade to the network at a time when we did not have control over a majority of the core nodes on the network. There is therefore no guarantee that effective solutions to the challenges facing any blockchain, including the C3 STO blockchain, Bitcoin or any other cryptocurrency on which C3 STO Tokens may rely, will be found and adopted, and the failure to do so could adversely affect the future value and utility of cryptocurrency technology in general or our C3 STO Tokens in particular.

Forks may be implemented on the network in the future by C3 STO or by third parties controlling a majority of network nodes or tokens, in a manner that may affect the value of our tokens, and may ultimately result in the C3 STO Tokens becoming a new token which we have not issued and may not support.

Third party groups or individuals involved in the network may at any time propose forks, or upgrades to the smart contract that governs the C3 STO Tokens in a way that changes the rules associated with the C3 STO Tokens. This would be in addition to the hard forks directed by C3 STO which are expected to continue to occur on (at least) an annual basis for the foreseeable future. Forks may also arise inadvertently if the network is unable to reach consensus on the appropriate blockchain, although the C3 STO network software is designed to resolve these forks by selecting the “longest” version of the blockchain on which the most mining has been performed. Any change, regardless of its source, will change the entire network if it is accepted by the core nodes of the network. There is a possibility that these changes made to the software governing the C3 STO network could result in changes to the C3 STO Tokens that could, among other things, alter the economics or properties of the C3 STO Tokens, to the point where the token would effectively be replaced by a different token. Alternatively, if the proposed change is a hard fork that is accepted only by a substantial plurality of core nodes, two or more competing implementations of the C3 STO network and blockchain could result, effectively reducing the size of the C3 STO network implementing the current version of the C3 STO Tokens and resulting in the existence of multiple versions of the C3 STO Token. In addition, we may, as a result of any change proposed by a third party and not endorsed by C3 STO, in particular with respect to any change resulting in features and enabled features not in compliance with law, disclaim our status as issuer of any altered C3 STO Tokens and discontinue any plans to upgrade the tokens with additional features and may cease to file periodic reports with respect to the tokens and may additionally choose not to support the use of this token on the C3 STO network. If any of the foregoing circumstances occur, the value of the C3 STO Tokens purchased in this offering could be negatively affected.

The further development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development and adoption of the tokens.

The growth of the blockchain industry in general, as well as the blockchain networks on which the C3 STO Tokens will rely, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency and cryptosecurity industry, as well as blockchain networks, include, without limitation:

•worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•the maintenance and development of the open-source software protocol of blockchain networks;

•changes in consumer demographics and public tastes and preferences;

•the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

•the extent to which current purchaser interest in cryptocurrencies represents a speculative “bubble;”

•general economic conditions in the United States and the world;

•the regulatory environment relating to cryptocurrencies and blockchains; and

•a decline in the popularity or acceptance of cryptocurrencies or other blockchain-based tokens.

The digital assets industries as a whole have been characterized by rapid changes and innovations and are constantly evolving. Although they have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of the C3 STO Tokens and, as a result, adversely affect the value of the C3 STO Tokens.

The prices of digital assets are extremely volatile. Fluctuations in the price of digital assets could adversely affect our business, and the tokens may also be subject to significant price volatility.

The prices of cryptocurrencies, such as Bitcoin and Ether, each of which has experienced significant volatility in price over the last twelve months, and other digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of the C3 STO Tokens may also be highly volatile. Several factors may influence the market price of the C3 STO Tokens, including, but not limited to:

•the ability of the C3 STO Tokens to trade in a secondary market, if at all;

•the availability of a token exchange or other trading platform for digital assets and the vulnerability of such exchanges and other platforms to hacks such as the recent thefts of cryptocurrency from Coincheck and Binance;

•global digital assets on the network and the C3 STO Token supply;

•global digital assets on the network and demand for the C3 STO Tokens, which can be influenced by the growth of applications on the network, new types of digital assets, growth of businesses making use of the network and C3 STO Tokens;

•general acceptance of digital assets by retail merchants and commercial businesses, for example, as payment for goods and services, general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure, and the regulatory restrictions on their use;

•purchasers’ expectations with respect to the rate of inflation;

•changes in the software, software requirements or hardware requirements underlying the tokens;

•changes in the rights, obligations, incentives, or rewards for the various holders of the C3 STO Tokens;

•interest rates;

•currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;

•government-backed currency withdrawal and deposit policies of digital asset exchanges;

•interruptions in service from or failures of major digital asset and security token exchange on which digital assets and security tokens are traded;

•investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in securities tokens or other digital assets;

•coordinated algorithmic behavior, including trading, by a large pool of token holders;

•monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•developments or disputes concerning C3 STO’s intellectual property rights or C3 STO’s technology, or third-party proprietary rights;

•regulatory measures, if any, that affect the use of digital assets and crypto tokens such as the C3 STO Tokens;

•global or regional political, economic or financial events and situations; and

•expectations among participants that the value of digital assets will soon change.

A decrease in the price of a single digital asset, whether located on or off of the C3 STO network, may cause volatility in the entire digital asset and cryptoasset industry and may affect other digital assets including the C3 STO Tokens. For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in Bitcoin, as the current underlying blockchain for the C3 STO blockchain, or another well-known cryptocurrency such as Ether, may affect the industry as a whole and may also cause the price of the C3 STO Tokens and other digital assets to fluctuate. Such volatility in the price of the tokens may result in significant loss over a short period of time.

The recent volatility in total market capitalization of the cryptocurrency market may affect the willingness of market participants to exchange fiat and other currency for the C3 STO Tokens.

On January 7, 2018, the total market capitalization of all cryptocurrencies surpassed $800 billion using market prices and total available supply of each cryptocurrency, as calculated by coinmarketcap.com. As of December 31, 2018, this total market capitalization decreased to $125 billion. As of May 31, 2019, this total market capitalization had increased to $267 billion. This volatility in total market capitalization may reflect uncertain confidence in cryptoassets and may itself contribute to a further volatility in such confidence and in cryptocurrency market participation. Due to the volatility of cryptocurrencies, investor confidence may decrease and may affect the industry as a whole and may also cause the price of the C3 STO Tokens and other digital assets to fluctuate.

In addition, the value of the C3 STO Tokens may be derived from the continued willingness of market participants to exchange fiat and other currency for the C3 STO Tokens, which may result in the potential for permanent and total loss of value of the C3 STO Tokens should the market for them disappear. As a result, investors should only make an investment in the C3 STO Tokens if they are prepared to lose the entirety of their investment.

C3 STO may not be able to prevent changes to the underlying Bitcoin network that could harm the functionality of the C3 STO network

Due to the decentralized nature and governance structure of the Bitcoin network, no central authority or system administrator exists with the power to preclude all potentially adverse changes to the network’s current protocols. Consequently, C3 STO likewise is unable to guarantee that the Bitcoin protocols will continue to be compatible with the C3 STO Tokens and/or C3 STO’s network and the functionality thereof as currently operated. For example, the possibility exists that a malicious actor(s) could obtain, legitimately or illegitimately, sufficient stakes in the Bitcoin network such that it is able to alter the governing protocols to prevent the confirmation of new transactions, reverse previously completed transactions, or otherwise exercise control in a manner adverse to the continued operability of the C3 STO Tokens and/or the network. Such changes to the underlying protocols on which C3 STO’s technology relies could render the C3 STO Tokens and/or the network inoperable—at least until the C3 STO blockchain could be migrated to another underlying blockchain—and reduce or eliminate the value of the C3 STO Tokens or the C3 STO network. Moreover, whether or not any malicious actor actually takes such actions, concerns that the possibility even exists may cause current participants to lose confidence in the Bitcoin network and protocol and its continued viability. This in turn could adversely affect C3 STO, its operations, and the value of any investment in this offering.

Users of the C3 STO network will store their data on systems and devices that are controlled by third parties, including cloud storage companies. A breach or compromise of the systems of these third parties could adversely affect the adoption and perception of the C3 STO network and expose us to liability.

C3 STO supports and implements the development of open-source software and protocols for decentralized data exchange of user data and digital assets between users and developers; however, we generally do not store data directly on the C3 STO blockchain, but instead rely on the cloud-storage providers in the Gaia system. Although encryption is used to help prevent third parties from accessing any stored data, including such cloud-storage providers themselves, some of the computers in the Gaia system and some of the computers running core nodes on the network are not controlled by us or our affiliates. As a result, the security of the data exchanged through the services may depend upon the security and integrity of the applicable third-party data storage provider’s systems. We cannot guarantee that this data, which may include large amounts of sensitive and/or proprietary information, will not be compromised in the event of a successful cyberattack against the third-party or other similar malicious activity, regardless of use of encryption in C3 STO’s software. Similarly, the services may be interrupted and files may become temporarily or permanently unavailable in the event of this type of attack or malicious activity. If any data exposure or other compromise occurs or is perceived to have occurred, the reputation of the C3 STO network and C3 STO may be harmed, and C3 STO and other network participants may be subject to legal liability, each of which could adversely affect the growth of the C3 STO network and the value of your C3 STO Tokens.

We currently rely on the continued viability of the Bitcoin network’s blockchain, which is the blockchain where all C3 STO network transactions are currently recorded. In the event that we determine that Bitcoin is no longer a suitable underlying blockchain, we may need to identify and migrate the C3 STO network to another blockchain, which could present significant risks and challenges.

Because the C3 STO network currently writes its blockchain records on an underlying blockchain (that used by Bitcoin), it is partially dependent on that blockchain’s effectiveness and success. We anticipate that this reliance on Bitcoin will be significantly reduced upon the release of the C3 STO blockchain, but miners of the C3 STO blockchain will still interact with the Bitcoin blockchain to participate in the tunable proofs mining mechanism, as discussed below in “The Blockchain Network — Development of the C3 STO Network.” There is no guarantee that Bitcoin will continue to exist or be successful, in which case C3 STO would need to modify the C3 STO network to adapt to a new way of providing its services. This could lead to disruptions of the network and could negatively affect the C3 STO Tokens, their functionality, and their value.

For example, to the extent that miners cease to participate in the Bitcoin network—which could occur due to a malicious attack, the failure of mining activities to be profitable or law enforcement action against miners—the function of the C3 STO blockchain would be similarly compromised while the C3 STO network remains dependent on the Bitcoin blockchain. In addition, given the network’s reliance upon Bitcoin’s mining function, Bitcoin miners could theoretically conspire to censor C3 STO miners other than themselves, thereby monopolizing the network’s mining process so that miners of C3 STO Tokens would be entirely comprised of Bitcoin miners and no one else. Other potential challenges with respect to Bitcoin and other blockchain and cryptocurrency technologies in general are discussed in greater detail above under “—Risks related to Blockchain Technology.”

Although the C3 STO network is designed so that it could operate on alternative blockchain systems if necessary, and these issues could be addressed by migration to another blockchain, another suitable blockchain would first need to be identified, and there is no guarantee that a suitable blockchain will exist that can process the volume of transactions needed by the C3 STO network.

This may be particularly true if the C3 STO network has significantly grown in size at the time of migration. Further, it is possible that any movement to another blockchain system could disrupt activities related to the network and the tokens. There is no guarantee that a migration would preserve the state of the blockchain prior to the migration without error, and a failure to do so could result in the loss of your C3 STO Tokens; furthermore, another network, with less nodes and miners than Bitcoin, may also be more vulnerable to certain types of attacks, including 51% attacks, that could permit attackers to rewrite the blockchain and thereby destroy or reallocate assets and token distributions accumulated prior to the migration, which could adversely affect the value of your C3 STO Tokens.

Government Regulation

Regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward bitcoin and the Bitcoin Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC. FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market.

On July 25, 2017, the SEC issued a Report of Investigation or Report which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of Ether which is the second largest reported digital currency. The Report emphasized that whether a digital asset is a security is based on the facts and circumstances. Although the Company’s activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the SEC will not take enforcement action against the Company in the future. The SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations. Also, of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender   status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity, future, or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users   to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

Local state regulators such as the NYSDFS have also initiated examinations of bitcoin, the Bitcoin Network and the regulation thereof. In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York operators and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.”   In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year.  There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the Bitcoin Network and Bitcoin users.

Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to Bitcoin, forcing a ten (10) percent markup on top of market price, essentially preventing the operation of any Bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to Bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on- site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based   Bitcoin Exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced   plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other digital assets as included in the definition of currency.

These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. In July 2016, the European Commission released a draft directive that proposed applying counterterrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

The effect of any future regulatory change on us, bitcoins, or other digital assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in our Company’s securities may also be considered illegal and subject to sanction. Although Bitcoin currently is not regulated, or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as an MSB under the regulations promulgated by   FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent the Company decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease the Company’s operations. Any termination of certain Company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of the Company cause it to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to implement anti-money laundering programs, make certain reports to FinCEN, and maintain certain records.

To the extent that the activities of the Company cause it to be deemed a “money transmitter” (or equivalent designation) under state law in any state in which the Company operates, the Company may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non- custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter.

In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. The Company will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause the Company to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Company and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If the Company is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate the Company. Any such action may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us.  If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

To the extent that bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since   we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action may adversely affect an investment in us.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of   digital assets such as bitcoins for state income tax purposes. Furthermore, they defined digital assets such as bitcoin to be a form of “intangible property,” meaning the purchase and sale of bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoins, generally; in either case potentially having a negative effect on prices in the Bitcoin Exchange Market and may adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat digital assets such as bitcoins differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could impact the price of bitcoins and negatively impact an investment in our Company.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this Offering Circular for more information.

Our company is subject to the risk of possibly becoming an investment company under the Investment Company Act.

The Investment Company Act regulates certain companies that invest in, hold or trade securities. In general, a company with more than 40% of the value of its non-cash assets held in investment securities is an “investment company.” Because a portion of our assets consists of the C3 STO Tokens and/or minority investment positions (both of which are potential “investment securities” for these purposes), and at times the value of those assets may surpass 40% of the value of our non-cash assets, the Company and its affiliates run the risk of inadvertently becoming investment companies, which would require registration under the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, leverage, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which our Company operates its business, nor are registered investment companies permitted to have many of the relationships that our Company has with our affiliated companies.

We believe we do not meet the definition of an investment company despite our potential holdings in tokens, because we believe it is reasonable to treat the C3 STO Tokens as non-securities for purposes of the Investment Company Act in C3 STO’s own hands. This is due to the fact that any returns C3 STO might receive based on those tokens would be based on its own efforts and not the efforts of others. As a result, the tokens would not be “investment contracts” and not securities.

It is possible that a regulator could disagree with this position. If so, and we were to inadvertently meet the definition of an investment company as a result, we may need to significantly alter our business, including by changing our strategy for distributing the tokens and other operations in a way that negatively affects the value of the C3 STO Tokens. Becoming an investment company could also result in negative regulatory consequences described further below.

We intend to monitor our minority investments and structure them to ensure that they do not cause the Company or any C3 STO entity to become an investment company. This may mean that we structure investments in third-party companies in a less advantageous manner than otherwise and that we will avoid otherwise economically desirable transactions. However, events beyond our control, including significant appreciation or depreciation in the market value of any investment securities or adverse developments with respect to its ownership of those securities, could result in us inadvertently becoming an investment company.

If so, there would be a risk that we could suffer material adverse consequences. These would include, among others, becoming subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, being unable to enforce contracts with third parties, and having third parties obtain rescission of any contracts entered into by our Company during the period that we were an unregistered investment company. As a result, if it were established that we were an investment company, it would have a material adverse effect on our business and financial operations and our ability to continue as a going concern.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•potential governmental regulations relating to or that may impact our industry segments;

•increased costs or exposure to liability as a result of changes in laws or regulations applicable to the mining industry;

•general volatility of the capital and credit markets and the market price of our common stock;

•exposure to litigation or other claims;

•loss of key personnel;

•the risk that we may experience future net losses;

•risks associated with breaches of our security;

•failure to obtain necessary outside financing on favorable terms, or at all;

•risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all of the shares of our common stock that they hold;

•risks associated with the market for our common stock; or

•any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis. A minimum number of 1,000,000 shares must be sold. The offering price per share is $5.00 per share. We expect to use the funds of this offering for working capital and marketing (70%) and for general and administrative expenses (30%).

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, printing and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) development/creation of the C3 platform including strengthening our position in North and South America, (ii) creation/acquisition of the requisite brokerage licenses/entities, (iii) ongoing legal and regulatory interaction and relations (iv) community building/development and (v) a national marketing campaign, and (c) the balance towards operating capital and reserves.  No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, consulting or retainer agreements. We reserve the right to use a portion of the proceeds to pay director fees.

Prospective investors in the cash offering may submit subscription agreements through our website at www.amcondor.com that will be available within two calendar days of the qualification of this offering circular. Each investor in this offering will be provided with access to an electronic version of the offering circular. We will also enlist the services of a custodial third-party vendor to provide anti-money laundering, know-your-customer and other investor verification services.

We will accept payment of purchase price in U.S. dollars, as well as Bitcoin and Ether (valued in U.S. dollars by https://bitcoinaverage.com/). The https://bitcoinaverage.com/ valuation will be updated every three hours starting at 9 am Eastern Time each day, and payments will be valued based on the most recent update at the time when we receive payment from the investor. If at any time in the future, https://bitcoinaverage.com/ is no longer operational or operates with limited functionality such that the procedures set forth herein could not be applied (such as the inability to determine an accurate trading price of the applicable cryptocurrency at a precise time), or ceases to be a significant and/or reputable exchange platform or aggregator of exchange platforms for U.S. holders of Bitcoin or Ether, such that use of https://bitcoinaverage.com/ is, in our determination, no longer a reliable method of determining the fair value of Bitcoin or Ether, we shall select a replacement source that, in the good faith judgment of management, is recognized in the market at such time, as a reputable and reliable source for such reporting purposes. The considerations to be used in selecting a replacement source shall include, whether such source has all applicable regulatory approvals to operate, the volume of cryptocurrency sales that are effected on such platform or aggregator by U.S. investors, the reputation of such platform, and the requirement under Rule 251(a) under the Securities Act that the source be an “accepted standard,” which determination will likely be made on the basis of the foregoing factors and taking into account any guidance from the SEC that may exist at the time such replacement is made. In the event we select a replacement source, investors and holders of our Shares will be notified of such change via electronic communication and the filing of an offering circular supplement via Rule 253(g)(2) of Regulation A. Subscription amounts received in Bitcoin or Ether shall be held by the Crypto Escrow Agent in a digital wallet until the closing of the cash offering. For further details on how to subscribe, see the section of this offering circular titled “Plan of Distribution.”

If the Maximum Amount of Shares offered hereunder and through the Combined Offering purchased, we expect to receive net proceeds from this Offering of approximately $18,000,000 after deducting estimated maximum Selling Agent commissions and expenses in the amount of $2,000,000 (10% of the gross proceeds of this Offering). However, we cannot guarantee that we will sell all of the Shares being offered by us. The following table summarizes how we anticipate using the net proceeds of this Offering, depending upon whether we sell the Minimum Amount, 50% of the Maximum Amount, or 100% of the Shares being offered in the Offering:

We will adjust roles and tasks based on the net proceeds of the Offering. We plan to use these proceeds as described below.

Offering Expenses

The use of proceeds for expenses related to the Combined Offering is as follows:

●If the Company raises Minimum Amount, it will use 8% of the proceeds, or $400,000, towards offering expenses;

●If the Company raises 50% of the Maximum Amount, it will use 9% of the proceeds, or $900,000, towards offering expenses; and

●If the Company raises the Maximum Amount, it will use 10% of the proceeds, or $2,000,000, towards offering expenses

The proceeds remaining after meeting offering expenses will be used as follows:

TOTAL RAISE (TYPE)	Estimated Budget%	Estimated Budget%	Estimated Budget%	Estimated Budget%

Project Development	$3.5m 70%	$8m 80%	$13m 87%	$17.5m 88%

Legal/Licenses/ Platform/Accounting	$400k 8%	$200k 2%	$200k 1%	$200k 1%

Operating Costs	$600k 12%	$800k 8%	$1m 7%	$1.3m 7%

Development/ Working Capital/Marketing	$500k 10%	$1m 10%	$800k 5%	$1m 5%

Total:	$5m100%	$10m100%	$15m100%	$20m100%

The above table of the anticipated use of proceeds is not binding on the Company and is merely a description of its current intentions.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of the Company.

In the event that we do not raise the entire amount we are seeking, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds. We do not have any committed sources of financing.

	If the Minimum Amount of ACRC Shares are Sold	If the Maximum Amount of ACRC Shares are Sold
Gross Proceeds	$ 5,000,000	$20,000,000

Commissions to Selling Agents (1)

Fees for Qualification of Offering under Regulation A and other related ongoing costs (includes legal, auditing, accounting, escrow agent,

transfer agent, financial printer and other professional fees) (2)

	$TBD $ 500,000	$TBD $ 2,000,000
Net Proceeds	$ 4,500,000	$18,000,000
ACRC’s intended use of the net proceeds is as follows: ACRC Operations	$1,500,000	$7,000,000
Licenses/Entities	$ 450,000	$ 450,000
Legal/Regulatory Matters	$ 450,000	$ 900,000
Promotion/Marketing	$ 450,000	$1,500,000
Research and Development	$ 1,500,000	$ 7,000,000
Working Capital and General Corporate Purposes	$ 150,000	$ 1,150,000
Total Use of Net Proceeds	$ 4,500,000	$18,000,000
(1)Any unpaid funds will be added to Working Capital and General Corporate Purposes (2)Includes approximately $2,000,000 of offering expenses if the Maximum Amount of $20,000,000 is raised.

We believe that if we sell the Maximum Amount of Shares in this Offering, the net proceeds together with our current resources will allow us to operate for at least the next 24 months.

We also reserve the right to change the use of the proceeds if our business plans change in response to market, financing and/or regulatory   conditions. Accordingly, our management will have significant flexibility in allocating the net proceeds of this Offering.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

Overview and Background

ACRC is an alternative capital provider for mining companies with a focus on acquiring interests in development mines of precious and base mineral properties in the Americas.  ACRC actively looks for North America and South America investment opportunities in the natural resources space and structures transactions to benefit junior mining companies to achieve the growth and eventual production of their asset base while protecting ACRC investment and downside scenario.

ACRC currently holds mining interests in the following countries:

➢In Peru, ACRC controls Gorgona Gold S.AC. with interests in 15 mining concessions at different stages of exploration development

➢In Nicaragua, ACRC controls Pangea Gold S.A. who has investigated numerous late stage projects (many in production) and has several ready for investment opportunities

➢In USA, ACRC recently signed a MOU with a North American pre-production silver mining company

ACRC is alternative capital provider for mining companies with a focus on acquiring interests in development mines of precious and base mineral properties in the Americas.  We are capitalizing on the limited financing options Junior Miners currently face and will provide secured capital to enter into streaming and royalty opportunities to secure physical assets for the duration of the mine’s life.

ACRC may consider an investment into C3, a Precious Metal (Gold/Silver) backed STO with the potential of obtaining a rate of return on the token over the life of the token and is an established Bermuda Exempt Limited Company that will offer STO holders an eventual fully backed token from the precious metals mining projects that ACRC may invest in.

C3 will be backed by the mining assets from the production mining projects ACRC identifies, and during the duration of the mine life, the token value will tend to appreciate as more assets are deposited into C3’s custodian account.

Market

A substantial portion of the proceeds from the Offering will be used to invest in small production gold producers located in Mexico, United States and/or Canada.  We will seek primarily publicly listed issuers that have audited financial statements and significant assets in place.

We have a three-tier revenue model:

(i) we plan to make a securitized loan to the mining company with an interest rate of between 8-10% and plan to have our loan covered by a minimum ratio of 3 to 1 with the assets of the mining company.

(ii) We will structure a streaming arrangement in which we get 5-15% of the gold or silver being mined prior to expenses.

(iii) We plan to obtain an option to buy 5-15% of the public mining company's stock at the current trading levels.  The interest income, the streaming income and the possibility of exercising the stock option at a profit  comprise the anticipated revenue to ACRC and therefore the basis for the charts and the net asset value increase.

The following chart highlights the streaming return and NAV rate of return of placing 80% of NAV intro streaming deals that provide 10,000 ounces at $400/oz for a $4M investment each:

STREAMING INVESTMENT WITH FIXED GOLD PRICE $1300/OZ
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
769
769
3,385
5,385
7,385
9,385
2019A
2020E
2021E
2022E
2023E
2024E
Total Ounces (Streaming & Physical)
Final NAV (with Futures)

The following chart highlights the streaming return and NAV rate of return of placing 80% of NAV intro streaming deals that provide 10,000 ounces at $400/oz for a $4M investment each, with the assumption of Gold growing at 5% per annum:

STREAMING INVESTMENT WITH GOLD AT 5% RETURN P.A.
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
769
769
3,327
5,327
7,327
9,327
2019A
2020E
2021E
2022E
2023E
2024E
Total Ounces (Streaming & Physical)
Final NAV (with Futures)

ACRC follows a multi-step investment process structured to protect and secure the investment made in mining assets. In addition, we position our investments to have an optionality in a potential upside in the equity value of the targets we invest in.

ACRC focuses on near-production stage of development to capitalize on “orphaned” opportunities that are near cash-flow and therefore avoids exploration and feasibility risk.

Life Cycle of a Junior Explorer
EXPLORATION
MINING
12
10
8
6
4
2
0
Relative Value
High Risk –
High Potential Value
Lowered risk
Full Value
Speculators
Leave
Speculation
Orphan
Period
1 -2 years
1 year
2 years
Institutional
Investment
~4 to 5 years
Concept
Pre-discovery
Discovery
Feasibility
Development
Startup
Deplete
Time
ACRC Main Investmen

Investment Criteria

➢Target investments are focused on public companies trading in the TSX/TSXV

➢Target investment size of $1M - $5M per transaction

➢Strong management team with proven successful track record

➢Proven Reserves (completed 43-101) and Feasibility Studies (PEA)

➢Stage of Development: Production development stage with permitting in place

Funding Mechanisms:

-Convertible debentures

-Streaming and Royalty opportunities

-Senior secured debt

-Opportunistic equity investments

ACRC will invest in convertible debt type structures and will aim to minimize risk and protect the downside scenario via a combination of multiple mechanisms:

•Invest mainly in publicly traded companies with good management teams in place with strong successful track record

•Will obtain a senior secured lending position and a security blanket on all assets (PP&E and proven reserves) with at least a 2.5-3x LTV

•Will require junior miners to obtain captive insurance (through a separate ACRC captive insurance Co in Bermuda) to cover cash flow should production targets not be met in the agreed established amount of time

Market History

After the commodity prices peak in 2011-2012, a long period of price decline led the mineral sector into a period of stagnation

Base Metals Price Change (2011 – 2017)

➢Many factors influence and impact investment in mineral exploration and mining, but the prices of commodities is a key one

➢It is expected that broad-based commodity price appreciation over the last two years should expand investors’ appetite for investment in the mineral industry

➢This should positively impact the financing landscape of the sector as a whole

Precious Metals Price Change (2011 – 2017)

The junior mining sector is mainly financed via private placements, and the trend is that financing has slowly began to improve.

The slow rebound in activity within the mineral and exploration sector has been supported by a cyclical upswing in global economic activity since mid-2016:

The Oreninc Index is intended to measure the overall health of the junior mining sector in terms of financing activity. The weighted index measures three factors on a weekly basis:

➢Broker participation

➢Total number of transactions opened

➢Total amount of funds raised

North American Case Study

ACRC recently signed a MOU to assist Bayhorse Silver Inc (“BHS”) in the financing of its equipment to increase production capacity from its startup phase and potentially invest into a streaming opportunity

BHS provides a good case study in the type of deals ACR looks at:

➢Is a past producing mine

➢The management team has brought the mine back into an operating status

➢Has a current National Instrument 43-101 Technical Report

➢Provides the high grades (as high as 313 oz/t Silver have been sampled in this zone) for good economic investment

BHS just started production and recently sold 1,320 ounces of .9999 refined silver from the current testing/refining program

A Streaming Investment deal, combined with equipment financing, would secure a senior position in the company offering attractive rate of returns to ACRC.

South Amerian Concessions – Peru

ACRC currently controls a wide array of exploration and development mining concessions in Central and South America.

In Peru, the Suriloma project is the most advanced of ACRC concessions and the one that provides the best short-term production opportunity to generate cash flow and where the Company is solely focused at this time:

Fig
ECUADOR
Midas
El Naranjo
Carlos V
Peña Blanca
Lagartos
Tumbo Grande
Piura
San Miguel
Piura
Suriloma
BRASIL
Ancash
ILLINOIS
Lima
O. PACIFICO
Cerro
Cobre
CHILE
0
250
500
Kilometers

Projects Description

Suriloma (Advanced Epithermal Gold/silver)
- Advanced project with geophysics, channel assays and drilling
- 43-101 completed in 2013
- 13 drill holes completed in 2014

Peña Blanca (Porphyry copper /molybdenum)
- Early stage exploration – surface sampling

Lagartos (Porphyry copper /gold project)
- Early stage exploration – surface sampling, old drilling

Carlos V, Midas and Naranjo projects (VMS polymetallic projects)
- Early stage exploration – surface sampling

San Miguel (Porphyry copper /molybdenum project)
- Early stage exploration – surface sampling

Cerro Cobre (Porphyry copper /molybdenum)
- Early stage exploration – surface sampling

➢The Suriloma Project was owned by Darwin Resources until 2014 and has a total of 1,457 hectares with three targets identified:

1. La Puerta–Santa Felicita

-Five kilometers of strike with less than 30% tested

-Two main Gold & Silver veins (Zone A & Zone B)

2. Inmaculada

-Parallel vein system to La Puerta. Two drill holes intersected poor mineralization

3. Edelmira

-Zone of strong silver veining with gold credits. Geophysics indicates there is a buried porphyry stock 200-300m below the veins

This is a target for the next phase of exploration

➢Technical 43-101 completed for the project in 2013 and Ground IP on selected areas shows continuity to depth

➢13 diamond drill holes completed ( 11 drilled at La Puerta)

A. One of ACRC’s initiatives is to get in production its Suriloma gold/silver project which has a completed N.I. 43-101 report completed and is attached hereto as an Exhibit to this Offering Circular; and

B. There are approximately 30 silver veins on the surface that contain high grades of silver and can easily be processed with little or no overburden removal.  A locally owned and operated processing plant is located 60 kms from the concession.

La Arena
Suriloma Project
Lagunas Norte
La Libertad

Venezuela
Colombia
Brazil
Bolivia
Argentina

Ecuador
Colombia
Brazil
PERU
South Pacific Ocean
Bolivia
Chile

1km
ERI
Emerging Resources Inc.
Suriloma Project
N
SURUPAMPA
MINA LEJE
SANTA FELICITA
EDELMIRA
INMACULADA
LA PUERTA
GUADALUPE
Sediments
Volcanics
9,136,000 mN
2,800
3,200
3,400
3,500
3,800
3,700
3,600
3,500
Rock Gold g/t
(no. samples)
5 to 140 (22)
1 to 5 (97)
0.5 to 1 (58)
0.1 to 0.5 (164)
-0.1 to 0.1 (350)

darwin
RESOURCES
SURILOMA PROJECT
REGIONAL GEOLOGICAL MAP
Figure 4
SURILOMA
PROJECT
N
LEYENDA
25 Km.

Promotion

Promotion, or advertising, will occur through specific media in order to reach a specialized range of consumers:

•ACRC website

•Business Development/Channel Partners

•Network marketing to local businesses.

oNewspapers and Magazines Campaign

oPosters/Flyers/Signage

oEffective Operator Support

•Online marketing

oCompany website with active SEO program

▪Links to travel websites

oAdvertising (Google Ads, etc.)

oOnline directories and magazines

oSocial Media (Facebook, Twitter, etc.)

oYouTube video commercials

•Store front, curbside, and roadway signage

•Joint promotions with local organizations

Competition

To our knowledge, there are several companies that offer “streaming” solutions to the mining sector. There can also be no assurance that other parties will seek to emulate our business methods and practices. Many of those companies can be expected to have greater financial and management expertise than the Company. If such competitors arise, it could have a serious adverse effect on the Company.

See Item 1A, “Risk Factors,” for further discussion of risks regarding competition at page 16.

Federal Regulation and Our Business

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change /on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered, or goods are provided.

Timing

Proceeds from this Offering, and from a concurrent Regulation D, Rule 506(c), Regulation S and Regulation CF offering that we will conduct, will be used to fund the operations of the ACRC platform.

We expect that during the 6-month period from April 1, 2019 to October 31, 2019, our efforts will be focused upon raising funds in the Regulation D and S offering, initial development efforts and qualification of the Offering Circular filed under Regulation A of which this Form 1-A Offering Statement is a part.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We may list our common stock on the NASDAQ Capital Market or OTC Link under the symbol ACRC.

As of the date of this Offering Circular, we had approximately 4 record holders of our common stock, that is owned by the Founders and 10 other individual holders as more fully described below.

We do not have a stock option plan in place and have not granted any stock options at this time. We have a warrant plan for our Board of Advisors and currently there are outstanding warrants to purchase ___% of our shares of our common stock at prices ranging from $4.00 to $5.00 per share.

DILUTION

Purchasers of our common stock offered in this Offering Statement will experience an immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price.

Assumed initial public offering price per share	$5.00
Net tangible book value per share before this offering (1)	$
Increase in pro forma net tangible book value per share attributable to this offering (2)	$( )
Pro forma net tangible book value per share after this offering	$
Dilution in pro forma net tangible book value per share to new investors	$

Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on December 31, 2018 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

(1)(2)The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

25% or $5,000,000	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Founders	6,000,000 94.1%	$0.001%	$0.001
Regulation D/S Investors	%	$ %	$
New Investors	1,000,000 5.9%	$5,000,000%	$5.000
TOTAL	7,000,000100.000%	$ %	$

50% or $10,000,000
	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Founders	6,000,000 88.9%	$0.001%	$0.0010
Regulation D/S Investors	%	$ %	$
New Investors	2,000,000 11.1%	$10,000,000%	$5.000
TOTAL	8,000,000%	$ %	$
75% or $15,000,000
	Shares Purchased	Total Consideration
	NumberPercent	AmountPercent	Avg Price Per Share
Founders	6,000,000 84.2%	$0.001%	$0.0010
Regulation D/S Investors	%	$ %	$
New Investors	3,000,000 15.8%	$15,000,000%	$5.000
TOTAL	9,000,000100.000%	$ 100.000%	$

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The Founders launched Company initial operations in Peru, South America on December 15, 2012 and then incorporated in Colorado on September 14, 2018 and commenced global operations shortly thereafter. We are still in the early-growth stage and looking to expand research and development and the growth marketing stage of our business.

Trend Information

Costs and Expenses Trends

C3 STO expects operating expenses to increase for the fiscal year ending December 31, 2019 primarily due to an increase in general and administrative costs associated with the addition of personnel to support the Company’s growth and legal, accounting and audit expenses due to costs associated with this offering, an increase in sales and marketing costs, and an increase in research and development costs, primarily due to the addition of personnel and contractors to support the development of the Company, in each case since December 31, 2018. The Company does not expect any significant amount of other expenses.

Operating Results

We generated no revenues during the year ended December 31, 2018 or during the period ended June 30, 2019.

Plan of Operations

We were incorporated in the U.S. on September 14, 2018 and since that date our operations have consisted solely of developing our Company’s business model and expanding the ACRC businesses.

We believe that the proceeds from this Offering will be sufficient to fund our developmental operations for a period of 24 months. We also intend to raise additional funds within the next 12 months in a concurrent private offering of Shares pursuant to Rule 506(c) of Regulation D, Regulation CF and Regulation S.

Liquidity and Capital Resources

To date, we have generated no revenue from operations in 2018 or the period ended in June 30, 2019 from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including: the success of this Offering, the progress of our research and development efforts and the rate at which we can get the ACRC products up and running.

We believe that if we raise the Minimum Amount in this Offering, we will have sufficient capital to finance our operations for expansion globally over the next 24 months, however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Net Cash From Operating Activities

None. Net cash from operating activities during the years ended December 31, 2018 and period ended June 30, 2019 was $0, respectively.

Net Cash From Investing Activities

Net cash from investing activities during 2018 was $0.

Net cash from investing activities during the period ended June 30, 2019 was also $0.

Net Cash From Financing Activities

None.

Material Capital Commitments

We currently have no material commitments for capital expenditures.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements during any of the periods presented.

Internal Control over Financial Reporting

During the periods covered by the financial statements, the Company was an early-stage private company and has relied primarily upon external accounting and financial reporting personnel and other resources with which to address our internal controls and procedures.

Critical Accounting Policies and Estimates

The Company’s management’s discussion and analysis of our financial condition and results of operations is based on our unaudited financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods. The Company’s estimates are based on its historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

PLAN OF DISTRIBUTION

The Company is offering a maximum of 4,000,000 shares of its Shares on a best-efforts basis at a fixed price of $5.00 per share and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier of the sale of all 4,000,000 shares or one year from the date of this Offering Statement. There is a 1,000,000, minimum number of shares that we have to sell in this offering and funds we receive will be held in escrow at CVEX Group, 5000 Plaza On The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363, info@cvexgroup.com until 1,000,000 shares are subscribed.  Upon the closing of the minimum offering, funds will be  appropriated by us for the uses set forth in the Use of Proceeds section of this Offering Statement. No money will be returned once the subscription has been accepted by us and the minimum number of 1,000,000 shares have been fully subscribed.

We intend to sell the shares in this offering through registered broker-dealers or through our Founders, Chris Werner, Alberto Washington and Dana Jurika and their affiliates. They will not receive any compensation for offering or selling the shares.

Once the offering statement is effective, the Founders will contact individuals with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them the shares.

The Founders are relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as brokers. The Founders are able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that they are: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933; (b) not compensated in connection with his participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e)not a broker or dealer, or has been a broker or dealer, within the preceding 12 months; and (f) does not participate in selling an offering of securities for any issuer more than once every 12 months.

The Shares will be offered and sold by our officers and directors who will not receive any direct compensation for selling the Shares. The Shares will be offered on a “best efforts” basis with a minimum investment amount of $50,000 (10,000 shares), and a minimum amount of 1,000,000 Shares that must be sold before we can hold a closing.

We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 6% of the Shares placed by such persons. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold to investors in this Offering. Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Shares in this Offering and all such Shares so purchased shall be counted toward the Maximum Amount.

We have not entered into selling agreements with any broker-dealers to date.

We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating  to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the application to list of our Shares on the OTCQB; (c) all fees and expenses relating to the registration or qualification of the Shares as required under State Blue Sky laws, including the fees of counsel selected by us; (d) the costs of all preparing and printing of the offering documents; (e) the costs of preparing, printing and delivering certificates representing Shares; (f) fees and expenses of the transfer agent for the Shares; and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $500,000.

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. This Offering will terminate on the Termination Date.

Offering Documents

This Offering Statement and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.amcondor.com. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Statement and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and electronically sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Statement is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website.  This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Prospective investors must read and rely on the information provided in this Offering Statement in connection with any decision to invest in the Shares.

For general information on investing, we encourage you to refer to www.investor.gov.

Application for Listing

We intend to file an application to have the Shares quoted on the NASDAQ Capital Market or OTCQB at such time as determined by management after we hold the initial closing.

State Blue Sky Information

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

Foreign Restrictions on Purchase of Shares

Other than the Company’s reliance on Regulation S, CF and D of the Act, we have not taken any action to specifically offer the Shares outside the United States or to permit the possession or distribution of this Offering Statement outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Statement or any other offering material or advertisements in connection with the offer and sale of the Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Statement must inform themselves about and observe any restrictions relating to this Offering and the distribution of this Offering Statement in the relevant jurisdictions.

We will accept payment of purchase price in U.S. dollars, as well as Bitcoin and Ether (valued in U.S. dollars by https://bitcoinaverage.com/. The https://bitcoinaverage.com/ valuation will be updated every three hours starting at 9 am Eastern time each day, and payments will be valued based on the most recent update at the time when we receive payment from the investor. If at any time in the future, https://bitcoinaverage.com/ is no longer operational or operates with limited functionality such that the procedures set forth herein could not be applied (such as the inability to determine an accurate trading price of the applicable cryptocurrency at a precise time), or ceases to be a significant and/or reputable exchange platform or aggregator of exchange platforms for U.S. holders of Bitcoin or Ether, such that use of https://bitcoinaverage.com/ is, in our determination, no longer a reliable method of determining the fair value of Bitcoin or Ether, we shall select a replacement source that, in the good faith judgment of management, is recognized in the market at such time, as a reputable and reliable source for such reporting purposes. The considerations to be used in selecting a replacement source shall include, whether such source has all applicable regulatory approvals to operate, the volume of cryptocurrency sales that are effected on such platform or aggregator by U.S. investors, the reputation of such platform, and the requirement under Rule 251(a) under the Securities Act that the source be an “accepted standard,” which determination will likely be made on the basis of the foregoing factors and taking into account any guidance from the SEC that may exist at the time such replacement is made. In the event we select a replacement source, holders of our Shares will be notified of such change via electronic communication and the filing of an offering circular supplement via Rule 253(g)(2) of Regulation A.

BENEFICIAL SECURITY HOLDERS

The entity named below is the “Beneficial Security Holder.” The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by the Security Holder, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Security Holder upon termination of this offering.

Except as noted, upon conversion of the convertible promissory note that the selling security holder listed in the table will have sole voting and powers with respect to the securities indicated and has never been one of our officers or directors. We will not receive any proceeds from the sale of the securities by the Security Holder. The Security Holder is not a broker-dealer or affiliated with a broker-dealer. The Security Holder may be deemed to be an underwriter.

Individual breakdowns for ACRC shareholders (Shareholders of the Company).
	# of shares	%	Value	Value/Share
		100.00%		1.00

Christopher Werner	3,000,000	50%		1.00

Alberto Washington	3,000,000	50%		1.00

Martin Gallon		%		1.00

Dana Jurika		%		1.00

James Harlow Trust		%		1.00
Total:	6,000,000	100.00%

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors, officers, and managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
Christopher Werner	CEO, Director	Technology
Dana Jurika	COO, Director	Technology
Alberto Washington	CMO, Director	Commercial

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Colorado law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Board Leadership Structure and Risk Oversight

The following provides an overview of the leadership structure of the Board and the Board’s oversight of the Company’s risk management process. In addition, the Board also has two standing committees, the Audit Committee and Governance Committee (the “Committees”) (discussed below), each comprised of all of the Directors named above, to which the Board has delegated certain authority and oversight responsibilities.

The Board’s role in management of the Company is oversight, including oversight of the Company’s risk management process. The Board meets regularly on at least a quarterly basis and at these meetings the officers of the Company report to the Board on a variety of matters. The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to exercise its oversight of the Company.

The Company has retained the Board as the Company’s investment adviser. The Board is responsible for the Company’s overall administration and operations, including management of the risks that arise from the Company’s investments and operations. The Board provides oversight of the services provided by the Project and the Company’s officers, including their risk management activities. On an annual basis, the Company’s Chief Executive Officer, Chris Werner, conducts a compliance review and risk assessment and prepares a written report relating to the review that is provided to the Board for review and discussion. The assessment includes a broad-based review of the risks inherent to the Company, the controls designed to address those risks, and selective testing of those controls to determine whether they are operating effectively and are reasonably designed. In the course of providing oversight, the Board and the Committees receive a wide range of reports on the Company’s activities, including regarding each Company’s investment portfolio, the compliance of the Company with applicable laws, and the Company’s financial accounting and reporting.

The Company Board’s leadership structure and risk oversight is identical.

Board Committees

As described below, the Board has two standing Committees, each of which is chaired by a Director. The Board has not established a formal risk oversight committee. However, much of the regular work of the Board and its standing Committees addresses aspects of risk oversight.

Audit Committee

The Board has an Audit Committee consisting of all of the Directors. Alberto Washington serves as the chairman of the Audit Committee. Under the terms of its charter, the Audit Committee (a) acts for the Directors in overseeing the Company’s financial reporting and auditing processes; (b) receives and reviews communications from the independent registered public accounting firm relating to its review of the Company’s financial statements; (c) reviews and assesses the performance, approves the compensation, and approves or ratifies the appointment, retention or termination of the Company’s independent registered public accounting firm; (d) meets periodically with the independent registered public accounting firm to review the annual audits of the series of the Company, including the audits of the Company, and pre-approves the audit services provided by the independent registered public accounting firm; (e) considers and acts upon proposals for the independent registered public accounting firm to provide non-audit services to the Company or the Project or its affiliates to the extent that such approval is required by applicable laws or regulations; (f) considers and reviews with the independent registered public accounting firm, periodically as the need arises, but not less frequently than annually, matters bearing upon the registered public accounting firm’s status as “independent” under applicable standards of independence established from time to time by the SEC and other regulatory authorities; and (g) reviews and reports to the full Board with respect to any material accounting, tax, valuation or record keeping issues of which the Audit Committee is aware that may affect the Company, the Company’s financial statements or the amount of any dividend or distribution right, among other matters. The function of the Audit Committee of the Company is the same.

Governance Committee

The Board has a Governance Committee consisting of all of the Directors. Srini Srinivasan serves as the chairman of the Governance Committee. Under the terms of its charter, the Governance Committee is empowered to perform a variety of functions on behalf of the Board, including responsibility to make recommendations with respect to the following matters: (i) individuals to be appointed or nominated for election as Directors; (ii) the designation and responsibilities of the chairperson of the Board (who shall be an Independent Director) and Board committees, such other officers of the Board, if any, as the Governance Committee deems appropriate, and officers of the Company; (iii) the compensation to be paid to Directors; and (iv) other matters the Governance Committee deems necessary or appropriate. The Governance Committee is also empowered to: (i) set any desired standards or qualifications for service as a Director; (ii) conduct self-evaluations of the performance of the Directors and help facilitate the

Board’s evaluation of the performance of the Board at least annually; (iii) oversee the selection of independent legal counsel to the Directors and review reports from independent legal counsel regarding potential conflicts of interest; and (iv) consider and evaluate any other matter the Governance Committee deems necessary or appropriate. It is the policy of the Governance Committee to consider nominees recommended by shareholders. Shareholders who would like to recommend nominees to the Governance Committee should submit the candidate’s name and background information in a sufficiently timely manner (and in any event, no later than the date specified for receipt of shareholder proposals in any applicable proxy statement of the Company) and should address their recommendations to the attention of the Board of Directors of ACRC Governance Committee, at C/O James R. Simmons, Esq., Simmons Associates, Ltd., 56 Pine Street, 7th Floor, Providence, RI 02903, Phone: (401) 272-5800. The function of the Governance Committee of the Company is the same.

Codes of Ethics

Each of the Company, the Board, the Board, and the Advisors/Sponsors have adopted a code of ethics under Rule 17j-1 of the 1940 Act (collectively the “Ethics Codes”). Rule 17j-1 and the Ethics Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Ethics Codes apply to the Company and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Company. Under the Ethics Codes, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Ethics Codes can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes are available on the EDGAR database on the SEC’s website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

Identification of Directors, Executive Officers and Significant Employees.

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors, executive officers and significant employees their ages, positions held, and durations of such are as follows:

Business Experience

The following is a brief account of the education and business experience of our directors, executive officers and significant employees during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Organizational Structure

Five teams will be allocated for research and development. Three teams will be allocated for sales and support upon closing of the minimum required number of 1,000,000 Shares.

ACRC Staff Headcount
FYE December 31st,	Current	Year 1	Year 2	Year 3
CEO	1	1	1	1
CTO	1	1	1	1
CIO	1	1	1	1
CFO	1	1	1	1
Senior Deployment Officer	1	1	1	1
Head of Business Development	1	1	1	1
Head of Finance & Accounting	0.5	1	2	3
Executive Assistant		2	3	3
Staff - Operations
Local Lawyer		1	1	1
Staff – Legal	1	1	1	1

Europe Business Developer		1	1	2
US Market Business Developer		2	5	8
China Business Developer		3	3	3
Sales Team	1	1	2	2
Other - Auditor	1
Total Staff	9.5	17	24	29

The table above presents the Company’s staff. We plan to increase the staff headcount after funding, reaching 30+ employees within 12 to 18 months.

Biographies of the Board of Directors, Executive Management and Non-Executive Advisors

The following are short biographies of the Board of Directors and Executive Officers of ACRC:

Christopher Werner – CEO

From 2005 until 2008, Mr. Werner is Past CEO of Ascendant Holdings Ltd which completed two separate IPO’s on TSX for Ecuadorian based mining companies.  From 2008 through 2015, he was also Founder and CEO of River Hills Resources which joint ventured with Chinese State-Owned company to develop three projects in Ecuador. From 2015 to present , Mr. Werner became Co-Founder and CEO of Gorgona Gold S.A.C. which is a Peruvian based exploration company with ten mining projects comprising 22 concessions covering over 15,000 hectares and Co-Founder CEO of Pangea Resources S.A. which is a Nicaraguan based mining company which controls the Iberominas gold processing facility in North Western Nicaragua through a lease/purchase option.

Alberto Washington – CIO / CMO

Mr. Washington has extensive experience in both the capital markets and investment management areas.  For the past 5 years, he has served as Managing Director of Oberon Securities LLC, a boutique investment bank and VP of AQR Capital Management LLC, where he acted as a senior portfolio manager of multi-billion investment funds for top institutional clients and investors.  He is also the founder of Mercury Americas, where he has advised natural resources clients in Mexico and Latam in a wide array of capital transactions. Alberto obtained a M.S. in systems engineering and concurrent B.S. degrees in economics from the Wharton School of Business and systems engineering from the School of Engineering and Applied Science; he is fluent in Spanish.

Dana T. Jurika, COO

Mr. Jurika has 20+ years’ experience in mining and finance.  In the 90s he was part of Robertson Stephens an investment bank then acquired by Bank of Boston. Later he spent several years as a portfolio manager for a Hedge Fund.  Mr. Jurika has brought two mineral exploration companies from startup through IPO.  From 2010 to Present, Dana has been the CFO of CMMC, Redstone, and SensorComm.  He previously has sat on the board of several public and private corporations and holds the CFA designation.

TECHNICAL NON-EXECUTIVE ADVISORS

Martin Gallon – Chief Mining Officer

Mr. Gallon is a registered professional mining executive with over 45 years’ experience in all phases of exploration and mining, both open pit and underground, from grass roots exploration through feasibility studies, mine development & construction, to process plant design and operational mine management. He developed, supervised and authored feasibility and EPCM proposals for major engineering and construction groups and held progressively senior positions including VP Exploration, President, COO and CEO. More recently, Mr. Gallon focused on project evaluation, financing, development, construction and advancing a number of projects from grass roots to production in North, Central and South America where he was responsible for two major exploration discoveries and designed, built and operated three gold mines.

Jim Harlow – B.Eng. (Hons) –

Jim achieved advanced degrees in both Mechanical and Electrical Engineering from Fife College of Technology, Dundee University and Cranfield University; he has a background in executive business management for both private and public organisations. A founder of several software and technology companies (from start-up thru to exit.) His background and track record enable him to effectively develop the ICOL/KANGA solution into a successful business.

Alex Bussey – Project Director, IT and Website Design

Alex brings a multitude of talents to the team, with a BA in product design and an in-depth knowledge of the entire architecture of the ICOL/KANGA application since 2012.

Alex has created multiple channels of early development, media and web applications for ICOL and occasionally designs complex products for operators of Metal Wizards.

Gary Bishop – Marketing

Gary holds a B.A. (Hons) in History from the University of Kent and has a proven track record for managing and impacting the growth of start-up businesses from inception through to sale. An exceptional communicator who brings a broad knowledge of sales, marketing and operator engagement strategy to the team.

Dr. Jimmy Moore PhD.

Jimmy is an accomplished industrial expert in his field covering applied physics and Big Data deployments. Jimmy gained his PhD from Manchester University and has achieved further education at Massachusetts Institute of Technology. Jimmy’s track record includes multiple ICO launches, integrating AI and Blockchain Technologies. Fundamentally Jimmy’s practicable approach to complex issues brings a depth of knowledge and direct experience of Technology start-ups to the ICOL team.

Joseph Rubenstein

Joseph is the mastermind of the technology behind UMBRA Technologies and ICOL collaboration, Joseph is a key technology visionary of the future. He has been programming since the age of seven and began his first business at nine. He has a proven track record of successful start-ups and technical innovation, as well as bringing technology to marketability.

https://patents.google.com/?inventor=Joseph+E.+RUBENSTEIN

Jorn Knutsen

Jorn has intimate knowledge of the blockchain marketplace, current solution availability to end users, their needs and wants. His grasp of SD-WAN technology has made him instrumental in ICOL’s collaboration with UMBRA. He has a proven track record as a business leader, with strong focus on clients and market responsive organizations.

Since 2012, Mr. Knutsen has used his intimate knowledge of the enterprise software solutions to create a marketplace for current UMBRA end users, their needs and wants. His grasp of UMBRA’s Internet technology since the Company’s inception has made him instrumental in UMBRA’s development. He has a proven track record as a business leader, with strong focus on clients and market responsive organizations. From 2005 to 2007 he was the Managing Director of North East Asia for the failing Hong Kong subsidiary of Eltek Valere ASA, including a manufacturing facility in Dongguan, China and sales offices throughout the region, revamping the failing operation, doubling output and making it profitable within a year.

Jorn holds two degrees, a BEng. in Electronics and Electrical Engineering (Hons.) and a MSc. in International Business and is regarded as a business visionary, manager and leader. Having spent the last 18 years as an organization builder in China, his primary expertise is in Business Development, Turn-Key Establishment, Change Management and Organization Control. He is a sought-after speaker on international business topics, establishment quandaries and the challenges of doing business in, with and from China.

As part of his mission to save Eltek Valere in North East Asia, Jorn headed the Greenfield establishment of a R&D center in Shenzhen, China, ending with a Turn-Key handover to new management in the summer of 2006.

Since 2007, Jorn has been taking the helm of CANDIS Group, leading the charge to make it a successful consulting and trusted IT outsourcing partner in China and beyond.

Steve Graceffa

Stephen Graceffa has successfully delivered hundreds of web solutions for clients including Ariba, Analog Devices, Carbonite, Citizens Bank, Dell, Denon, GTECH, Imation, Major League Baseball, Textron, Schneider and Xerox, to name only a few. A dynamic and energetic entrepreneur, Steve draws from his diverse background in the fields of business strategy and analysis, user experience design, computer science and marketing to provide clients with highly strategic, business-driven web counsel.

John Leggate – Non-Executive Chairman

Mr. John Stephen Leggate, CBE, FREng. John served as the Chief Investment Officer and Group Vice President of Digital & Communications Technology at BP Group since 2005. He served as Chief Information Officer of BP plc. John joined BP Group in 1979 as a Chartered Engineer and was closely involved in the development of corporate policy on technology foresight. John was honoured as Commander, The Most Excellent Order of the British Empire by the Queen in 2004 New Year's Honour List in recognition of outstanding contribution and leadership to the international digital technology agenda. He is a Fellow of the Institute of Electrical Engineering in London and the Royal Academy of Engineering in London. He is a graduate of Glasgow University, where he holds a B.Sc. degree in Engineering.

Administrators of the Company

James R. Simmons – General Counsel

James received his law degree from George Washington University in 1988. Before joining N&S, Jim practiced with Tillinghast Collins & Graham in its corporate, commercial and real estate departments. Jim serves on the Banks and Trusts Committee of the Rhode Island Bar Association and his practice is concentrated in the areas of corporate law, banking and commercial law, mortgage lending, venture capital, private placements and real estate, bankruptcy, and creditors' rights. He is admitted to practice law in both Rhode Island and Massachusetts.

Mark Thatcher

Mark has participated as a business development, marketing, legal and capital formation advisor for various multi-national clients, funds and companies. He concentrates in the areas of strategic alliance, business combination, securities transactions/regulation, cross-border business development, licensing and is driving the N.A. commercial activity of the ACRC TECHNOLOGIES platform. He holds MBA and Law degrees from The University of Denver.

Mark T. Thatcher, Counsel

Mr. Thatcher has participated as a legal and capital formation advisor for various internationally based clients and companies. He concentrates in the practice areas of capital formation, venture capital, securities regulation, mergers & acquisitions, cross-border business development and licensing.  Mr. Thatcher was Of Counsel to Simmons Associated Ltd. of Providence, Rhode Island and was of Counsel to Daniel P. Edwards, Hughes and Dorsey, an AV-rated Colorado law firm.

Mr. Thatcher attended the University of Denver where he earned his Master’s in Business Administration and Juris Doctor Degrees.  He is presently a member of the State Bar of Colorado; Court of Appeals District of Columbia; Committee Shareholder of the International Business and Securities Sections/Forums, Colorado, Washington, D.C., Shareholder of the International Society of Business Law and Shareholder of the Federal Bar Association.  He is also a past member of the International Trade Committee, Middle East Committee, International M&A Joint Ventures Committee, International Commercial Transactions Committee, International Energy and National Resources Committee, Shareholder of the American and District of Columbia Bar Associations.

SIMMONS ASSOCIATES, LTD., Counsel (www.simmonsltd.com)

Simmons Associates, Ltd. provides the highest quality legal services in a number of areas of practice including securities, banking and commercial law, investment banking and financial markets, venture capital, private placements, finance, commercial mortgage lending, real estate, business, government relations, insurance defense, corporate and commercial litigation as well as consumer issues. The firm has attorneys admitted to the practice of law in Colorado, Rhode Island, Massachusetts and the District of Columbia.

REGISTERED OFFICE

56 Pine Street, 7th Floor

Providence, RI 02903

TELEPHONE

+1 401 272 5800

WEBSITE

www.simmonsltd.com

ADVISOR

Simmons Associates, Ltd.

ACCOUNTANTS & BACK OFFICE AFFILIATES ATTORNEYS

Simmons & Associates

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors' executive officers, or significant employees other business interests and their involvement in the Company.

None of them has been the subject of the following events:

(1)He has not been convicted, within ten years before the filing of the offering circular (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering circular, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering circular, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering circular;

(4)He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering circular:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)He is not subject to any order of the Commission entered within five years before the filing of the offering circular that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering circular filed with the Commission that, within five years before the filing of the offering circular, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering circular, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The Company has made no provisions for paying cash or non-cash compensation to its officer and director for services. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. The Board of Directors were issued no shares of common stock in 2018 for services valued at $.001 per share.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended December 31, 2018.

% Before% After
Name and AddressAnnual CompensationNo. of SharesOfferingOffering
Christopher Werner (1)$175,000 .00 __.__%__.__%
Alberto Washington (1)$175,000 .00 __.__%__.__%
Dana Jurika (1) $ .00__.__%__.__%

All officers and directors as a group (3 persons)__.__%100.00%

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts. No compensation is paid to directors for acting as such.

Employment Contracts and Employees

We have no employment contracts with any of our officers or directors. We currently employ our CEO as a full-time officer and we have a part time general counsel and a full-time chief technology officer. We plan to add up to five administrative personnel, including a full time Chief Financial Officer and VP of Business Development.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Colorado law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 31, 2018 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 6,000,000 shares of our common stock outstanding as of the date above.

% Before% After
Name and AddressNo. of SharesOfferingOffering
Christopher Werner (1) 50.00%30.00% 3,000,000
Alberto Washington (1) 3,000,000 50.00%30.00%
Martin Gallon(1) __.__%__.__%
Dana Jurika(1) __.__%__.__%
James Harlow Trust(1) __.__%__.__%
All owners as a group (5 persons)__.__%100.00%

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

We estimate that the net proceeds we will receive from this offering will be between $4.5 million to $18 million, after deducting the estimated transaction fees and expenses payable by us. The following table sets forth our estimated sources and uses of funds related to the offering. The actual amounts of such sources and uses are expected to differ upon the actual issuance of the notes.

(in millions)
Sources
Shares/Shares offered hereby	$20.0

Total sources	$20.0

Uses
Repayment of existing short-term loan (1)	$0.0
Transaction fees and expenses	2.0
Cash on hand	18.0

Total uses	$20.0

(1)	Our existing private offering might include a short-term bridge financing loan provided by a related party to the Company. This loan will be terminated in connection with this offering.

LEGAL STRUCTURE

There are two (2) Founders who are also current shareholders. The Founders are active in the business and are officers and/or directors of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The Company issued 6,000,000 shares of common stock to our Founders/Directors, Christopher O. Werner and Alberto Washington.  Mr. Werner is also launching the C3 STO offering in Bermuda as a securities token offering where the Company is contemplating acquiring some of the tokens when, and if, approved by the Finance Minister’s Office of Bermuda. Further discussion of the C3 STO offering is set forth in Risk Factors at pages 26-42 and Description of Business at 44-47.

The following table sets forth the numbers and percentages of our outstanding voting securities as of December 31, 2018 (as qualified in the footnotes thereto) by:

●each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

●each of the Company’s directors;

●each of the Company’s executive officers; and

●all of the Company’s directors and executive officers as a group.

The Company’s voting securities consist of Common Stock and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Statement. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Statement are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o ACRC, Inc., at 8400 E. Prentice Avenue, Denver, CO 80111, Email: info@amcondor.com, Tel: 920-207-0100 and 56 Pine Street, 7th Floor, Providence, Rhode Island, 02903, info@amcodor.com and amcondor.com.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Simmons Associates, Ltd. will pass on the validity of the common stock being offered pursuant to this Offering Circular.

DESCRIPTION OF CAPITAL STOCK

Our Articles of Incorporation provides that we may issue up to 50,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 10,000,000 shares of preferred stock, $0.001 par value per share, including up to 5,000,000 shares of Series A Convertible Preferred Stock. As of the date of this Offering Circular, there are 6,000,000 outstanding shares of common stock. Upon completion of the maximum offering, 6,000,000 shares of our common stock will be issued and outstanding, and 0 shares of Series A Convertible Preferred Stock will be issued and outstanding.

Under Colorado law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non- assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Colorado law, a Colorado corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters. Colorado law also permits a Colorado corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Colorado law and by our Articles of Incorporation to set, subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no authorized shares of Series A Convertible Preferred Stock are outstanding, and we have no present plans to issue any additional shares of preferred stock. Holders of the Series A Convertible Preferred Stock has the same voting and liquidation rights as the common stock on an as-converted basis. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock.

General

Common Stock: 50,000,000

Preferred Shares:10,000,000 Shares

The aggregate number of Shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 60,000,000 Shares, of which 50,000,000 Shares shall be Shares of common stock, par value of $0.0001 per share (the “Common Stock”), and 10,000,000 Shares shall be Shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

The holders of Common Stock and Preferred Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation below.

Dividends on the Common Stock and Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)for any breach of the director's duty of loyalty to the Corporation or to its shareholders,

(ii)(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)(iii) for acts specified under Section 7-108-403 of the Colorado Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. If the Colorado Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

MEETINGS OF SHAREHOLDERS

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

NO CUMULATIVE VOTING

There shall be no cumulative voting for the election of directors.

ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the Shares entitled to vote thereon were present and voted.

ACRC is a corporation organized and existing under the Colorado Business Corporation Act (the “CBCA”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Articles of Incorporation and pursuant to the provisions of the CDTA ad CBCA effective as of September 14, 2018, the Board duly adopted the following resolution providing for the authorization of 50,000,000 Shares of the Corporation's Convertible Share Stock (the “Share Stock”):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes from the Corporation’s authorized class of preferred stock a new series to be known as “Convertible Share Stock,” consisting of 10,000,000 Shares, and hereby determines the designation, preferences, rights, qualifications, limitations and privileges of the Convertible Share Stock of the Corporation to be as follows:

1. Designation and Amount. Of the 10,000,000 Shares of the Company’s authorized Preferred Stock, $0.0001 par value per share, 1,000,000 are designated as “Convertible Share Stock,” with the rights and preferences set forth below.

2. Voting Rights. Each holder of Shares of Share Stock shall be entitled to the number of votes equal to the number of Shares of Common Stock into which such Shares of Share Stock could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

Except as otherwise provided herein or as required by law, the Share Stock shall vote together with the Common Stock at any annual or special meeting of the shareholders and not as a separate class and may act by written consent in the same manner as the Common Stock.

3. Dividends.

(a) 8% Dividend. The holders of the Share Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for such purpose, dividends of 8% per annum of the Original Purchase Price (the “Share Dividend”). Such dividends shall be non-cumulative, and in preference to the holders of Common Stock.

(b) Common Stock Dividends. In the event any dividends are paid or set aside on any share of Common Stock, the corporation shall simultaneously pay or set aside an additional dividend on all outstanding Shares of Share Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of common Stock.

(c) Other Dividends. The holders of the Share Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such other dividends as may be declared from time to time by the Board of Directors.

4. Liquidation Rights. The Share Stock shall have liquidation preference over the Corporation’s Common Stock. Accordingly, upon any liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Share Stock shall receive preference over the holders of the Common Stock and holders of Shares of capital stock that rank junior to the Share Stock. Holders of the Share Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Share Stock an amount equal to $1.00 per share of the Share Stock (as adjusted for stock splits and combinations, stock dividends, reclassifications and the like) plus any declared but unpaid dividends (the “Share Liquidation Preference”) before any distribution or payment shall be made to the holders of any Common Stock, equity equivalent securities of the Corporation that rank pari passu with the Common Stock or any Shares of stock capital stock that rank junior to the Share Stock. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets shall be distributed to the Shareholders, pro rata in accordance with the respective amounts that would be payable on such Shares if all amounts payable thereon were paid in full. After payment of the Share Liquidation Preference to the holders of the Share Stock, any remaining proceeds thereafter shall be distributed ratably to holders of the Common Stock, and the Share Stock shall not participate in distributions to holders of Common Stock. The Corporation shall provide 10 days’ notice to Shareholders prior to the record date for any Deemed Liquidation Event to allow the holders to convert and therefore participate as Common Shareholders in lieu of participating as Shareholders.

For the purpose of this Certificate of Designation, a “Deemed Liquidation Event” means each of the following events:

(A) a sale, lease or other disposition of all or substantially all of the assets (including goodwill and intangible assets) of the Corporation and, if any, its subsidiaries on a consolidated basis;

(B) any consolidation or merger of the Corporation with or into any other person that is not a shareholder, an affiliate of a shareholder, or an affiliate of the Company, or

(C) any other Corporation reorganization, in which the shareholders immediately prior to such consolidation, merger or reorganization own equity Shares of the entity surviving such merger, consolidation or reorganization representing less than 50% of the combined voting power or economic Shares of the outstanding securities of such entity immediately after such consolidation, merger or reorganization.

5. Conversion Rights. The holders of the Share Stock shall have the following rights with respect to the conversion of the Share Stock into Shares of Common Stock:

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any Shares of Share Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable Shares of Common Stock. The number of Shares of Common Stock to which a holder of Share Stock shall be entitled upon conversion (the “Conversion Ratio”) shall be determined by dividing (x) the Original Purchase Price by (y) the Conversion Price in effect at the close of business on the conversion date.

(b) Conversion Price. The Conversion Price for the Share Stock shall initially be the Original Purchase Price, subject to adjustment pursuant to this Section 5 (the “Conversion Price”).

(c) Automatic Conversion. Each share of Share Stock shall automatically convert at the then current Conversion Ratio into fully paid non-assessable Shares of Corporation Common Stock, (i) immediately upon the written consent of holders of a majority of the issued and outstanding Share or (ii) immediately prior to the closing of a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Shares of Common Stock of the Corporation at a per share price not less than five times the Original Purchase Price (as adjusted for stock splits and combinations, stock dividends, reclassifications and the like) per share and for a total offering of not less than $20 million (before deduction of underwriters commissions and expenses) (a “Qualified IPO”).

(d) Mechanics of Conversion. No fractional Shares of Common Stock shall be issued upon the conversion of the Share Stock. If the number of Shares to be issued to the holders of the Share Stock is not a whole number, then the number of the Shares shall be rounded up to the nearest whole number. Before any holder of Share Stock shall be entitled to convert the same into full Shares of Common Stock, and to receive certificates therefor, he shall either (xx) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or (yy) notify the Corporation that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an automatic conversion event (being that set forth in Section 5(c) hereof), the outstanding Shares of Share Stock shall be converted automatically without any further action by the holders of such Shares and whether or not the certificates representing such Shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the Shares of Common Stock issuable upon such automatic conversion event unless either the certificates evidencing such Shares of Share Stock are delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an automatic conversion event, each holder of record of Shares of Share Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Shares of Share Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of Shares of Share Stock, or that the certificates evidencing such Shares of Common Stock shall not then be actually delivered to such holder.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding Shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of Shares of Common Stock, the Conversion Price of the Share Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of Shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Certificate of Adjustment. In each case of an adjustment or readjustment of the conversion Price for the number of Shares of Common Stock or other securities issuable upon conversion of the Share Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer (or other proper officer) shall notify each registered holder of the Share Stock. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Common Stock, solely for the purpose of effecting the conversion of the Shares of the Share Stock, such number of its Shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Shares of Share Stock, and if at any time the number of authorized but unissued Shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Shares of Share Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Shares of Common Stock to such number of Shares as shall be sufficient for such purpose.

6. Share Protective Provisions. Except as otherwise required by law, at any time when at least 5,000,000 Shares of Convertible Share Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Convertible Share Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law) the written consent or affirmative vote of the holders of at least a majority of the then outstanding Shares of Convertible Share Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)Except for filing a Certificate of Designation to create or issue any new class or series of Shares having rights, preferences or privileges junior to the Convertible Share, amend, alter, waive or repeal any provision of the Articles of Incorporation of the Corporation, including this Certificate of Designation of the Convertible Share Stock;

(ii)increase or decrease the authorized number of Shares of Preferred Stock of the Corporation;

(iii)create or issue any new class or series of Shares having rights, preferences or privileges senior to or on parity with the Convertible Share;

(iv)repurchase or redeem any Shares of the Common Stock of the Corporation other than (i) the repurchase or redemption from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or other relationship, (ii) the repurchase of Shares of Common Stock of the Corporation pursuant to that certain Shareholders Agreement between the Corporation and certain founders dated March 15, 2019, and (iii) the repurchase of Shares of Common Stock of the Corporation pursuant to that certain Share Holders Agreement of an even date herewith;

(v)liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect a Deemed Liquidation Event of the Corporation;

(vi)effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Company; or

(vii)pay or declare any dividend or make any distribution on, any Shares of capital stock of the Corporation other than (i) dividends or distributions on the Convertible Share Stock as expressly authorized herein or (ii) dividends or other distributions payable on the Common Stock solely in the form of additional Shares of Common Stock.

7. Reissuance of Preferred Stock. Any Shares of Convertible Share Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the Shares of Share Stock that the Corporation shall be authorized to issue. All such Shares shall upon their cancellation become authorized but unissued Shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation.

8. Severability. If any right, preference or limitation of the Share Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Amendment and Waiver. This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Convertible Share Stock so as to affect them materially and adversely without the consent of a majority of the outstanding Shares of Convertible Share Stock. Any amendment, modification or waiver of any of the terms or provisions of the Convertible Share Stock shall be binding upon all holders of Convertible Share Stock.

10. Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by email, on the next business day; (iii) five days after having been sent by U.S. mail; or (iv) one day after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to the Corporation shall be addressed to the Corporation’s President at the Corporation’s principal place of business on file with the Secretary of State of the State of Colorado. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

* * * * *

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock is Action Stock Transfer Corporation, its address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, and its telephone number is (801) 274-1088.

Our Escrow Agent is CVEX Group, 5000 Plaza on The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363 Info:  info@cvexgroup.com, as escrow agent, for the benefit of the investors.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 10,000,000 shares of our common stock. Of these shares, the 4,000,000 shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 6,000,000 shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to:

(i) the likelihood that an active market for our shares of common stock will develop;

(ii) the liquidity of any such market;

(iii) the ability of the stockholders to sell the shares; or

(iv) the prices that stockholders may obtain for any of the shares.

We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of common units in our operating partnership tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock”. For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than 1% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us, which will equal approximately 500,000 shares immediately after this offering.

ACRC Shares

The Company is offering up to $20,000,000 of ACRC Shares (“Shares”) at an offering price of $5.00 per Share in this offering and the Combined Offering.

Assuming the sale of the Maximum Amount of Shares, the number of shares of Common Stock to be issued upon exchange of all outstanding Shares shall equal up to 40% of our total issued and outstanding Common Stock on a fully diluted   basis following such election by us and conversion. If less than the Maximum Amount of Shares are sold, then the number of shares of our Common Stock issuable upon conversion will be ratably reduced.

Restrictions on Transfer

Shares will be subject to the limitations of Rule 144, other than the holding period requirement. In addition, various State Blue Sky laws may restrict transfer of Shares until such time we have qualified the Shares for secondary trading.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such  investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Statement has been filed with the SEC.

Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Share does not have the rights or privileges of a holder of Common Stock, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of Colorado.

The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and are subject in all respects to the provisions contained in the Shares. See “Plan of Distribution” for additional information about Agent Shares to be issued to any Selling Agents in connection with this Offering.

Common Stock

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share (the “Preferred Stock”). Our board of directors is authorized by the Company’s certificate of incorporation to establish such classes or series of Preferred Stock, issue shares of each such class or series and fix the powers, designations, preferences and     relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, applicable to each such class or series, without any vote or other action by any holders of any of the Company’s Common Stock. Each such class or series will have the terms set forth in a certificate of designations relating to such class or series filed with the state of Colorado or otherwise made a part of our certificate of incorporation, as it may be amended and restated from time to time.

Voting Rights

Holders of Common Stock will have one vote per share and may vote to elect our board of directors and on matters of corporate policy.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we have no plans to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of our Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of the Company’s Preferred Stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to   receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

The foregoing is a summary of the rights and limitations of the Common Stock provided for in the Company’s certificate of incorporation, as amended and restated from time to time. For more detailed information, please see the Company’s certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the Offering Statement of which this Offering Statement forms a part, which Offering Statement has been filed with the SEC.

Tax Considerations

The following summary of the Federal income tax consequences to Share Holders is based upon the Code, the regulations and rulings promulgated thereunder and judicial decisions, any of which are subject to change with prospective or retroactive application. A description of all of the aspects of Federal, state and local tax laws that may affect the tax consequences of investing in the Company is beyond the scope of this Offering Circular. The Board has not, did not seek, nor receive an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) concerning any aspect of the Company. Therefore, a potential investor should seek advice from its own tax counsel.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit, among other things, certain transactions that involve: (i) certain pension, profit-sharing, employee benefit or retirement plans or individual retirement accounts, including any entity that is deemed to hold the assets of such plans or accounts, (as discussed below, each, a "Plan") and (ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the Shares should consider whether the Company, the Company, any other person associated with the issuance of the Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, Department of Labor regulations provide that, subject to certain exceptions, the underlying assets of an entity in which a Plan holds an equity interest may be considered assets of an investing Plan, in which event, the underlying assets of such entity (and trans- actions involving such assets) would also be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. The Company intends to qualify for one or more of the exceptions available under such regulations and thereby prevent the underlying assets of the Company from being considered assets of any investing Plan.

The following is a summary discussion of certain considerations associated with an investment in the Company by an "employee benefit plan" as defined in and subject to Title I of ERISA, or by a "plan" as defined in and subject to Section 4975 of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code, tax-qualified annuity plans described in Section 403(b) of the Code and individual retirement ac- counts or individual retirement annuities described in Section 408 of the Code. Each such "employee benefit plan" under ERISA and each such "plan" under Section 4975 is hereinafter referred to as a "Plan," and, as an investor in the Company, an "ERISA Partner." Employee benefit plans that are "governmental plans" (as defined in Section 3(32) of ERISA) and certain "church plans" (as defined in Section 3(33) of ERISA) are not subject to ERISA or to Section 4975 of the Code but may be subject to other laws that impose restrictions on their investments.

This discussion is necessarily general and does not address all aspects of issues that may arise under ERISA or the Code. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the considerations set forth in this discussion.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan (including entities whose underlying assets include "plan assets" under the Plan Assets Regulation, as defined below), or who renders investment advice to the Plan for a fee or other compensation, is generally considered to be a fiduciary of the Plan.

Before purchasing Shares with the assets of a Plan, a fiduciary of any Plan subject to ERISA should con- sider, among other things, particularly in light of the risks and lack of liquidity inherent in an investment in the Company: (i) whether investment in the Company satisfies the prudence, diversification and liquidity requirements of ERISA; and (ii) whether the investment is in accordance with the Plan's investment policies and governing documents and is otherwise an appropriate investment. A fiduciary of any Plan should also consider whether the purchase or ownership of Shares would constitute or give rise to a prohibited transaction under ERISA or the Code (as discussed below). A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties.

Prohibited Transactions

Certain provisions of ERISA and Section 4975 of the Code prohibit specific transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code).

The Company or other entities involved in this offering of Shares, or their respective affiliates, may be a fiduciary, a "party in interest" or a "disqualified person" with respect to Plans that purchase, or whose as- sets are used to purchase, Shares. Absent an available prohibited transaction exemption, the fiduciaries of a Plan should not purchase Shares with the assets of any Plan if the Company or any affiliate thereof is a fiduciary with respect to such assets of the Plan unless such fiduciaries of such Plan have otherwise concluded that no prohibited transactions would arise. Plan fiduciaries should consult their own legal advisors as to whether such purchases could result in liability under ERISA or the Code.

Plan Assets

Prospective Plan investors should also consider whether an investment in Shares would cause the under- lying assets of the Company to be deemed to be "plan assets" (as discussed below) with respect to the Plan. If the underlying assets of the Company were deemed to be "plan assets," then, among other results, (i) the prudence and other fiduciary standards of ERISA would apply to investments made by the Company, (ii) certain transactions that the Company might enter into in the ordinary course of business and operation might constitute "prohibited transactions" under ERISA and the Code, (iii) those with discretion over (or who provide investment advice with respect to) the investment or administration of the Company could become Plan fiduciaries and (iv) various reporting and other obligations under Parts 1 and 4 of Subtitle B of ERISA might be expanded. Other possible effects are also further discussed below.

Certain regulations (the "Plan Assets Regulation") promulgated by the United States Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exemption or exception applies. Exceptions to this so-called "look-through" rule apply if: (i) equity participation in the entity by "benefit plan investors" is not "significant" or (ii) the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, an equity interest includes any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, as modified by Section 3(42) of ERISA, equity participation in an entity is not "significant" if less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, disregarding equity interests held by persons with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates (within the meaning of Section 2510.3-101(f)(3) of the Plan Assets Regulation) thereof (any such person, a "Controlling Person"). For purposes of this so-called "25% test", "Benefit Plan Investors" include: (i) all Plans (but does not include, for example, governmental plans and foreign employee benefit plans) and (ii) any entity whose underlying assets are deemed for purposes of ERISA or the Code to include "plan assets" by reason of such Plan investment in the entity or otherwise for purposes of Section 3(42) of ERISA. The Plan Assets Regulation defines an "operating company" as "an entity that is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital."

As indicated above, if the assets of the Company or of any underlying entities were to be deemed to be "plan assets," then the prohibited transaction restrictions on the operating and administration of the Company, and the duties, obligations and liabilities of ERISA, as discussed above, could apply to transactions entered into by such entities as though such transactions were directly entered into by Plan investors. If a prohibited transaction occurs for which no exemption is available, the transaction may be subject to rescission, and among other things, the Company and any other fiduciary that has engaged in the prohibited trans- action could be required: (i) to restore to the Plan any profit realized on the transaction; and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified per- son (within the meaning of Section 4975 of the Code) involved could, among other things, be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within required periods, to an additional tax (or fine) of 100%. Plan fiduciaries that decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Company. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Company and of each Plan, and it is the responsibility of the appropriate fiduciary of the Plan to ensure that any investment in the Company by such Plan is consistent with all applicable requirements. Each investor, whether or not subject to ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing Shares.

Changes in Tax, and Other Laws

Compliance with changes in laws may result in significant unanticipated expenditures. Any changes in laws applicable to the Company's operations can result in significant additional costs and expenses to the Company and/or otherwise materially adversely affect the Company's operations.

Forward-Looking Statements

This Offering Circular contains forward-looking statements and descriptions of goals and objectives. Although these forward-looking statements and stated goals and objectives are based upon assumptions and research which the Company believes are reasonable, actual results of operations and achievements may differ materially from the statements, goals and objectives set forth in this Agreement. Prospective investors are cautioned not to place undue reliance on any forward-looking statements or examples included in this Agreement. None the Company or any of their affiliates or principals nor any other individual or entity assumes any obligation to update any forward-looking statements as a result of new information, subsequent events or any other circumstances. Such statements speak only as of the date that they are originally made.

Side Letters

The Company, on behalf of the Company, may from time to time enter into letter agreements or other similar arrangements (collectively, "Side Letters") with one or more Investors that have the effect of establishing rights under, or altering or supplementing the terms of the Company Agreement or any subscription agreement. As a result of such Side Letters, certain Investors may receive additional benefits that other Investors will not receive. The Company on behalf of the Company will not be required to notify any or all of the other Investors of any such Side Letters or any of the rights or terms or provisions thereof, nor will the Company be required to offer such additional or different rights or terms to any or all of the other Investors absent an agreement to do so. The Company, on behalf of the Company, may enter into such Side Letters with any Investor as the Company may determine in its sole and absolute discretion at any time. The other Investors will have no recourse against the Company or any of its affiliates in the event that certain Investors receive additional or different rights or terms as a result of such Side Letters.

No Independent Counsel

Simmons Associates, Ltd. and other counsel (each, "Counsel") represent the Company and its affiliates from time-to-time in a variety of matters. Counsel does not represent any or all of the Investors in connection with the Company. Counsel represents the Company and its affiliates, including with respect to the Company's role in relation to the Company. It is not anticipated that, in connection with the organization or operation of the Company, the Company would have the Company engage counsel separate from counsel to the Company and its affiliates. Any such counsel would not, however, be acting as counsel for the Investors. Furthermore, in the event a conflict of interest or dispute arises between the Board and the Company or any Investor, it will be accepted that Counsel is counsel to the Board and not counsel to the Company or Investors, notwithstanding the fact that, in certain cases, Counsel's fees are paid through or by the Company (and therefore, in effect, by the Investors).

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

CERTAIN REGULATORY, TAX AND ERISA CONSIDERATIONS

Investment Company Act of 1940

The Company will not be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") in reliance upon one or more exclusions or exemptions there- from, including, but not limited to, Section 3(c)(7) of the Investment Company Act. The Company will therefore not be subject to the obligations of a registered investment company and investors in the Company will not receive the protections afforded by the Investment Company Act to investors in a registered investment company. Investors' subscription agreements and the Company Agreement will contain certain representations and restrictions on transfer designed to assure that the conditions for the Company's exclusion or exemption from registration under the Investment Company Act will be met and the Company will not make a public offering of the Shares to comply with such conditions.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to an investment in the Company.  This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations issued thereunder and published administrative rulings (including administrative interpretations and practices expressed in private letter rulings which are binding on the Internal Revenue Service (the "IRS") only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as of the date of this Offering Circular. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the summary set forth herein, possibly with retroactive effect. This summary addresses only U.S. federal income tax matters and does not address any other U.S. federal, state, local or non-U.S. tax considerations, including, but not limited to U.S. federal estate and gift tax considerations and the Medicare tax on net investment income, except to the extent discussed below. This summary is necessarily general, and the actual tax consequences for each prospective investor of the purchase and ownership of Shares in the Company will vary depending upon such investor's particular circumstances.

This summary does not consider the specific tax circumstances of any prospective investor and is not in- tended to be applicable to all categories of investors, including those subject to special tax treatment under the Code, such as banks, thrifts, insurance companies, U.S. expatriates, investors subject to the U.S. federal alternative minimum tax, real estate investment trusts, regulated investment companies, governmental investors, private foundations, charitable remainder trusts, dealers in securities, persons who adopt a mark- to-market method of accounting, or investors who hold their Shares as other than capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not discuss the specific tax consequences of any investment that the Company may make. No assurance can be provided that the IRS will not challenge any position set forth in this summary or that the Company may take, or that a court would not sustain any such challenge.

For purposes of this summary, a "U.S. Person" is (i) an individual who is a citizen or a resident of the United States for U.S. federal income tax purposes, (ii) a corporation that is organized in or under the laws of the United States, any state or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that (x) is subject to the supervision of a court within the United States and the control of a U.S. Person as described in Section 7701(a)(30) of the Code or (y) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person. A "U.S. Investor" is an Investor that is a U.S. Person.

This summary does not address tax consequences applicable to partners that are partnerships, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, or to persons who are partners in partnerships that own interests in the Company. If a partnership owns a Share, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that owns an interest, you should consult your tax advisor with regard to the U.S. federal, state, local and non-U.S. tax consequences to you of such partnership's ownership of a Share.

Each prospective investor is urged to consult his or her tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares in the Company.

General Discussion of Tax Effects

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

No IRS Rulings

The Company will not seek rulings from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax considerations discussed in this Offering Circular. Thus, positions to be taken by the IRS as to tax consequences could differ from the positions taken by the Company.

TAX RETURNS AND REPORTING REQUIREMENTS

Investors are urged to consult their tax advisors with regard to applicable U.S. federal, state, local, and non-U.S. reporting requirements resulting from an investment in the Company.

BACKUP WITHHOLDING

Backup withholding of U.S. federal income tax may apply to distributions made by the Company to Investors who fail to provide the Company with certain identifying information (such as the Investor's tax identification number). U.S. Investors may comply with these identification procedures by providing the Company a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

FOREIGN ACCOUNT TAX COMPLIANCE

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as "FATCA") generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) and beginning January 1, 2019, proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends and certain other payments. As a general matter, the new rules are designed to require U.S. Persons' direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

Investor will be required to provide the Company with any information required in order to comply with FATCA. Under certain circumstances, investors could be subject to reporting obligations under FATCA, and could be subject to the withholding tax described above, to the extent they do not comply with such requirements. In certain circumstances, the Company also may require a non-compliant investor to withdraw from the Company under disadvantageous terms. Prospective investors are urged to consult their tax advisors regarding the consequences of FATCA in connection with an investment in the Company.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect the Company and its investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to the Company or its investors will be changed.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

THE FOREGOING SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

Allocation of Company Income and Loss

The Company’s Articles and Bylaws provides that the Board will have unilateral authority to amend the provisions of the agreement dealing with allocations of profits and losses for tax purposes, with respect to a tax year ending after the date of any such amendment or for which a Company tax return has not yet been filed, in any manner deemed necessary to comply, with the Code and the regulations-and to promote equitable treatment of the shareholders.

Current Distributions of Common Shares

Common Stock: 50,000,000 Shares

Preferred Stock:10,000,000 Shares

The aggregate number of Shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 60,000,000 Shares, of which 50,000,000 Shares shall be Shares of common stock, par value of $0.0001 per share (the “Common Stock”), and 10,000,000 Shares shall be Shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

The holders of Common Stock and Preferred Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation below.

Dividends on the Common Stock and Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

* * * * *

Exempt Organizations - Unrelated Business Taxable Income

The following is a brief summary of the Federal income tax consequences of ownership of Shares by organizations otherwise exempt from taxation (hereinafter “Exempt Organizations”).

An Exempt Organization (including an IRA qualified under Section 408 of the Code and a trust forming part of a Keogh: profit-sharing or pension plan qualified under Section 401 of the Code or an organization described in Section 50 1(c) or Section 50 1(d) of the Code) is not subject to Federal income tax except to the extent that it has “unrelated business taxable income.” Unrelated business taxable income includes the gross income derived by an exempt organization from any unrelated trade or business regularly carried on by it or by a partnership of which it is a member. Interest and dividends and gains and losses from the sale, exchange or other disposition of property, unless properly includable in inventory or held primarily for sale in the ordinary course of a trade or business, are excluded from the computation of unrelated business taxable income. In computing the unrelated business taxable income of an Exempt Organization, deductions are allowed for expenses, depreciation and similar items that are directly connected with carrying on the unrelated business. In addition, the Code provides a $ 1,000 annual specific deduction except for computation of net operating losses.

Moreover, under Section 514(a) of the Code, an Exempt Organization will be taxed on its allocable share of any income from the Company to the extent that either the Exempt Organization’s investment in the Company, or the Company’s investment in the asset from which such income is derived, is debt-financed. Such an investment will be debt-financed if the investment is made with the use of borrowed funds, or if reasonably foreseeable that as a result of such investment future borrowings would be necessary to meet anticipated cash requirements.

EXEMPT ORGANIZATIONS SHOULD CONSIDER CAREFULLY WHETHER AN INVESTMENT IN WARRANTS IN THE COMPANY IS AN APPROPRIATE IN VESTMENT.

Foreign Shareholders

A Share Holder who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Person”) generally is not subject to taxation by the United States on United States source capital gains from trading in capital assets for a taxable year, provided that such Foreign Person is not engaged in a trade or business within the United States during its taxable year, and provided further that such Foreign Person, in the case of an individual, does not spend more than 182 days in the United States during its taxable year. A Foreign Person is not subject to United States tax on certain original issue discount and certain interest income from United States sources provided that such Foreign Person is not engaged in a trade or business within the United States during such taxable year. However, a Foreign Person is generally subject to United States tax on United States source dividend income. As explained below, an investment in the Company could cause a Foreign Person to be engaged in a trade or business within the United States for the foregoing purposes if the Company is so engaged. If a Foreign Person is engaged in a trade or business within the United States during a taxable year by reason of owning an Interest, such Foreign Person will be required to file a United States income tax return for such year and pay tax at regular United States rates on its net income which is effectively connected with the trade or business conducted within the United States.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules, as modified by the PATH Act. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our Shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our Shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our Shares is deemed to be not “effectively connected” with a U.S. trade or business.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

• 35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

• 30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

If the gain on the sale of Shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our Shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our Shares.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013).

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

State, Local and Other Taxes

In addition to Federal income taxes, Shareholders may be subject to other taxes, such as state or local income taxes and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions. Each prospective investor should consult its own tax counsel with regard to such state, local and other taxes.

In preparing the foregoing “TAX CONSIDERATIONS” the Board has relied upon generally available information, for the foregoing discussion of material tax issues relating to the Federal income tax treatment of the Company and its partners.

Q: Will any distributions I receive be taxable as ordinary income?

A: Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

*  *   *   *   *

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct and ethics, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC.

Our Board of Directors

Our Board currently consists of three members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management  of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders   and a dedication to enhancing stockholder value.

Risk Oversight

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updates by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at ACRC, Inc., C/O Simmons Associates, Ltd., Attorneys and Counselors at Law, 7th Floor, Providence, Rhode Island 02903 or ACRC Limited, Dukes Place, Aldgate, London, England EC3A, United Kingdom, UK:+44 (0)7917 170092, info@amcondor.com, amcondor.com, Attention: Investor Relations or via e-mail communication at: mark.thatcher@ico-leaders.com.

Board Committees

None.

Limitations on Liability and Indemnification of Officers and Directors

Colorado law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation and Bylaws include provisions that eliminate, to the extent allowable under Colorado law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Colorado law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently do not maintain directors’ and officers’ insurance.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Articles of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

TRANSFER AGENT

Our transfer agent and registrar for our shares of common stock is Action Stock Transfer Corporation, its address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, and its telephone number is (801) 274-1088.

Our Escrow Agent is CVEX Group, 5000 Plaza on The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363 Info:  info@cvexgroup.com, as escrow agent, for the benefit of the investors.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Simmons Associates, Ltd.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Simmons Associates, Ltd., Providence, Rhode Island. James R. Simmons, our Compliance Officer, was Of Counsel to Simmons Associates, Ltd.   See “Conflicts of Interest” on page 65.

EXPERTS

The valid issuance of Shares of ACRC, Inc. appearing throughout  this Offering Circular has been opined upon by the law firm of Simmons Associates, Ltd., Providence, Rhode Island, and upon the authority of that firm as experts in corporate, banking and securities laws.

HOW TO SUBSCRIBE

Subscription Procedures (Cash Offering)

Investors seeking to purchase our Shares should visit our website at www.amcondor.com. All investors must meet the “qualified purchaser” standards described in this offering circular, and should proceed as follows:

•Read this entire offering circular and any supplements accompanying this offering circular.

•Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this offering circular, and will be available. As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9 prior to the Cash Offering Closing.

By executing the subscription agreement, as applicable, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year- end (for non-natural persons). Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable, but in any event no later than the end of the period of the cash offering. If we accept your subscription, we will email you a confirmation.

Form of Payment

We will accept payment of purchase price in U.S. dollars, as well as Bitcoin and Ether (valued in U.S. dollars by https://bitcoinaverage.com/. The https://bitcoinaverage.com/ valuation will be updated every three hours starting at 9:00 am Eastern time each day, and payments will be valued based on the most recent update at the time of payment. If at any time in the future, https://bitcoinaverage.com/ is no longer operational or operates with limited functionality such that the procedures set forth herein could not be applied (such as the inability to determine an accurate trading price of the applicable cryptocurrency at a precise time), or ceases to be a significant and/or reputable exchange platform or aggregator of exchange platforms for U.S. holders of Bitcoin or Ether, such that use of https://bitcoinaverage.com/ is, in our determination, no longer a reliable method of determining the fair value of Bitcoin or Ether, we shall select a replacement source that, in the good faith judgment of management, is recognized in the market at such time, as a reputable and reliable source for such reporting purposes. The considerations to be used in selecting a replacement source shall include, whether such source has all applicable regulatory approvals to operate, the volume of cryptocurrency sales that are effected on such platform or aggregator by U.S. investors, the reputation of such platform, and the requirement under Rule 251(a) under the Securities Act that the source be an “accepted standard,” which determination will likely be made on the basis of the foregoing factors and taking into account any guidance from the SEC that may exist at the time such replacement is made. In the event we select a replacement source, holders of Shares will be notified of such change via electronic communication and the filing of an offering circular supplement via Rule 253(g)(2) of Regulation A.

AVAILABLE INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering circular, does not contain all of the information set forth in the offering circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering circular, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the offering circular, each such statement being qualified in all respects by such reference.

A copy of the offering circular and the exhibits and schedules that were filed with the offering circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering circular may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Quarters Ended June 30, 2019 and

Year Ended December 31, 2018

Balance SheetF–2

Statements of ExpensesF–3

Statement of Stockholders’ EquityF–4

Statements of Cash FlowsF–5

Notes to the Financial StatementsF–6

American Condor Resources Corporation

8400 East Prentice Avenue

Suite 1360

Denver, Colorado 80111

920-207-0100

admin@amcondor.com

F-1

AMERICAN CONDOR RESOURCES CORPORATION

Financial Statements

For the Six-Month Period Ended June 30, 2019

BALANCE SHEET JUNE 30, 2019

(UNAUDITED)

ASSETSJune 30, 2019December 31, 2018

CURRENT ASSETS:

Cash and cash equivalents$ 21,630$     2,157

Depreciable Assets                        -

IP/Goodwill                        -

Accounts Receivable                        -

Temporary investment

Other Current Assets   -

LONG TERM ASSETS:

    Mining Interests:

    -Peru         427,377427,337

    -Nicaragua         150,000150,000

Total assets$       599,007$            579,494

Current Liabilities

Notes Payable        177,337             177,337

Deferred Income

Long Term Liabilities

-Notes Payable        400,000             400,000

Other Current Liabilities

Total Liabilities        577,337             577,337

STOCKHOLDERS’ EQUITY:

Preferred stock, $.001 par value, no shares issued or outstanding

Common stock, $.001 par value, 50,000,000 shares authorized,

6,153,086 shares issued and outstanding                  6,1536,075

Stock subscription receivable      153,086

Accumulated deficit     (126,262)             (7,500)

Total stockholders’ equity        11,3073,582

Total liabilities and stockholders’ equity$    599,007$         579,494

See accompanying notes and independent accountants’ review report.

STATEMENT OF INCOME AND RETAINED EARNINGS FOR THE SIX-MONTH PERIOD

ENDED JUNE 30, 2019

(UNAUDITED)

June 30, 2019Dec 31, 2018

Revenues$ $

Cost of revenues

Gross income

Operating expenses          (118,762)                               (7,500)

Income from operations

Other income(expense)

Other expense

____________ ______________

Total expense                        (118,762)  (7,500)

____________ ______________

Net income before provision (benefit) for income taxes          (118,762) (7,500)

Provision (benefit) for income taxes                     -                    -

Net Income           (118,762)(7,500)

Retained earnings – beginning of period

Accumulated deficit– end of period$         126,262$7,500

See accompanying notes and independent accountants’ review report.

AMERICAN CONDOR RESOURCES CORPORATION

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2019

(UNAUDITED)

Common Stock
		Subscription	Accumulated	Stockholders’ Equity
	Shares Amount	Receivable	Deficit	(Deficit)
Balance at December 31, 2018	6,009,500$6,009,5000	$	$	$
Net loss	- -	-
Balance at June 30, 2019	6,153,086$6,153,086	$	$	$

The accompanying notes are an integral part of these unaudited financial statements.

AMERICAN CONDOR RESOURCES CORPORATION

STATEMENT OF CASH FLOWS

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2019 AND

YEAR ENDED DECEMBER 31, 2018

(UNAUDITED)

June 30, 2019Dec 31, 2018

Cash Flows from Operating Activities

Gross income0       0

Non-cash item-issuance of shares for services

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation

Changes in operating Assets and Liabilities:

Increase (decrease) in related party payable

Increase (decrease) in accounts payable

Increase (decrease) in accrued interest

Uncategorized Income (Income not categorized elsewhere)

Net cash provided by (used in) operating activities

Cash Flows from Investing Activities

Stock investment

Net cash used by investing activities0       0

Cash Flows from Financing Activities

  153,0867,500

Proceeds from related party advances Issuance of shares for

cash/contributions

Net increase (decrease) in cash

Cash beginning of period  $    4,307     $               -0-

Cash end of period  $   21,630 $        2,172

Supplemental Disclosure of non-cash transactions

Interest paid  $           0 $                0

Taxes paid  $           0 $                0

See accompanying notes and independent accountants’ review report.

Note 1 – Nature of Business and Summary of Significant Accounting Policies

American Condor Resources Corporation (“ACRC”) was incorporated in Colorado on September 14, 2018.  ACRC is an alternative mine finance company with a focus on financing near production gold companies.  ACRC owns equity in two foreign corporations, one which has interests in 15 mining concessions in Peru.  The other company is in Nicaragua and holds no assets.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are normal and recurring in nature. The Company's year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. At March 31, 2019, the Company had no items, other than bank deposits, that would be considered cash equivalents. At times, the Company may have cash balances in excess of federal insured limits. No losses have been recognized as a result of these excess amounts.

Advertising costs

The Company's advertising costs are expensed as incurred. During the six-month period ended March 31, 2019, the Company recognized $0 in advertising costs.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•persuasive evidence of an arrangement exists;

•delivery has occurred, or services have been rendered;

•the fee for the arrangement is fixed or determinable; and

•collectability is reasonably assured.

The Company recognizes license and service revenue pursuant to multiple short-term contracts for specific projects. These contracts include certain fixed and variable pricing components. Fixed price components are subject to certain milestones, as defined in the individual contracts, and revenue is recognized once the specific milestone is attained. Variable price components are recognized in the month the Company provides the defined services.

Allowance for Uncollectible Accounts

The Company recognizes an allowance on accounts receivable deemed to be uncollectible. The Company assesses its receivables based on historical loss patterns, aging of the receivables, and assessments of specific identifiable operator accounts considered at risk or uncollectible. The Company also considers any changes to the financial condition of its operators and any other external market factors that could impact the collectability of the receivables in the determination of the allowance for doubtful accounts. The Company has determined that an allowance against its accounts receivable balances was not necessary at March 31, 2019.

Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Maintenance and repairs are expensed as incurred, while significant renewals or betterments are capitalized. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. In the event that the facts and circumstances indicate that the current carrying value is impaired, an evaluation of recoverability is performed. There can be no assurances that market conditions or demand for the Company's products and services will not change, which could result in future impairment. No impairment charge was considered necessary at March 31, 2019.

Depreciation expense was $0 for the period ended March 31, 2019.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Research and Development

Research and development costs are expensed as incurred. Total expense related to research and development was $0 for the period ended March 31, 2019.

Software

Costs for internally developed software to be marketed to outside users are recorded pursuant to ASC Section 985 Software. Research and development costs prior to attaining 'technological feasibility' are expensed as incurred. Costs incurred thereafter to develop the final software product are capitalized and amortized over an estimated useful life of the asset using the straight-line method for financial statement purposes as of the date the software is released to the public for use. As of March 31, 2018, the Company has capitalized no costs related to internally developed software.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary difference between the financial statements and tax bases of assets and liability using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740 10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company accounts for federal income taxes based on the provisions promulgated by the Internal Revenue Service, which has a statute of limitation of three years. It also accounts for state income taxes based on the provisions promulgated by the state of South Carolina.

As of the Company's has not yet filed a tax return, the Company has no net operating loss (NOL) for which it may receive future tax benefits. No such benefit is expected to be recognized in the near term, and therefore, a full valuation allowance has been assessed on any potential income tax benefit.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014 09 titled "Revenue from Contracts with Operators." Under this guidance, revenue is recognized when promised goods or services are transferred to operators in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either a retrospective of cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2019 for nonpublic entities. The Company is currently evaluating the effect that the updated standard will have on these financial statements and related disclosures.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

In February 2016, the FASB issued ASU 2016-02, Leases, which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the effect that the updated standard will have on its financial statements and related disclosures.

There have also been a number of issued ASUs to amend authoritative guidance, including those above, that either provide supplemental guidance, (b) are technical corrections, (c) are not applicable to the Company, or (d) are not expected to have a significant impact on the Company's financial statements.

Subsequent Events

The Company has evaluated subsequent events through June 30, 2019, the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 2 - Stockholders' Equity Common Stock

The Company has 10,000,000, $0.001 par value, shares authorized, and 5,000,000 shares of common stock issued and outstanding at December 31, 2018. The Company issued 5,000,000 shares to its founders at the inception of the Company and there were no other issuances of shares in the period ended December 31, 2018.

Preferred Stock

The Company has 10,000,000, $.001 par value, shares authorized and no shares of preferred issued and outstanding.

*****

AMERICAN CONDOR RESOURCES CORPORATION

Financial Statements

(UNAUDITED)

For the Year Ended December 31, 2018

C O N T E N T S

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Year Ended 2018

Balance SheetF–2

Statements of ExpensesF–3

Statement of Stockholders’ EquityF–4

Statements of Cash FlowsF–5

Notes to the Financial StatementsF–6

BALANCE SHEET

DECEMBER 31, 2018

(UNAUDITED)

ASSETSDecember 31, 2018

CURRENT ASSETS:

Cash and cash equivalents$     2,157

Depreciable Assets

IP/Goodwill

Accounts Receivable

Temporary investment

Other Current Assets

LONG TERM ASSETS:

    Mining Interests:

    -Peru427,337

    -Nicaragua150,000

Total assets$            579,494

Current Liabilities

Notes Payable             177,337

Deferred Income

Long Term Liabilities

-Notes Payable             400,000

Other Current Liabilities

Total Liabilities             577,337

STOCKHOLDERS’ EQUITY:

Preferred stock, $.001 par value, no shares issued or outstanding

Common stock, $.001 par value, 50,000,000 shares authorized,

6,040,249 shares issued and outstanding  2,157

Stock subscription receivable

Accumulated deficit(7,500)

Total stockholders’ equity 2,157

Total liabilities and stockholders’ equity$         579,494

See accompanying notes and independent accountants’ review report.

STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2018

(UNAUDITED)

Dec 31, 2018

Revenues$

Cost of revenues

Gross income

Operating expenses                (7,500)

Income from operations

Other income(expense)

Other expense

______________

Total other expense  (7,500)

______________

Net income before provision (benefit) for income taxes  (7,500)

Provision (benefit) for income taxes                      -

Net Income             (7,500)

Retained earnings – beginning of period

Accumulated deficit– end of period$

See accompanying notes and independent accountants’ review report.

AMERICAN CONDOR RESOURCES CORPORATION

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE THREE-MONTH PERIOD ENDED DECEMBER 31, 2018

(UNAUDITED)

Common Stock
		Subscription	Accumulated	Stockholders’ Equity
	Shares Amount	Receivable	Deficit	(Deficit)
Balance at December 31, 2018	6,009,500$5,000,000	$	$	$
Net loss	- -	-
	6,009,500$5,000,000	$	$	$

The accompanying notes are an integral part of these unaudited financial statements.

AMERICAN CONDOR RESOURCES CORPORATION

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018

(UNAUDITED)

Dec 31, 2018

Cash Flows from Operating Activities

Gross income0

Non-cash item-issuance of shares for services

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation

Changes in operating Assets and Liabilities:

Increase (decrease) in related party payable

Increase (decrease) in accounts payable

Increase (decrease) in accrued interest

Uncategorized Income (Income not categorized elsewhere)

Net cash provided by (used in) operating activities

Cash Flows from Investing Activities

Stock investment

Net cash used by investing activities          0

Cash Flows from Financing Activities

Proceeds from related party advances Issuance of shares for cash/contributions

Net increase (decrease) in cash

Cash beginning of period       $          7,500

Cash end of period       $   2,157

Supplemental Disclosure of non-cash transactions

Interest paid       $                0

Taxes paid       $                0

See accompanying notes and independent accountants’ review report.

AMERICAN CONDOR RESOURCES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD SEPTEMBER 14, 2018 (DATE OF INCEPTION) TO DECEMBER 31, 2018

Note 1 – Nature of Business and Summary of Significant Accounting Policies

American Condor Resources Corporation (“ACRC”) was incorporated in Colorado on September 14, 2018.  ACRC is an alternative mine finance company with a focus on financing near production gold companies.  ACRC owns equity in two foreign corporations, one which has interests in 22 mining concessions in Peru.  The other company is in Nicaragua and holds no assets.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are normal and recurring in nature. The Company's year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. At June 15, 2019, the Company had no items, other than bank deposits, that would be considered cash equivalents. At times, the Company may have cash balances in excess of federal insured limits. No losses have been recognized as a result of these excess amounts.

Advertising costs

The Company's advertising costs are expensed as incurred. During the period from Inception, September 14, 2018 through December 31, 2018, the Company recognized $0 in advertising costs.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•persuasive evidence of an arrangement exists;

•delivery has occurred, or services have been rendered;

•the fee for the arrangement is fixed or determinable; and

•collectability is reasonably assured.

The Company may offer its shareholders an exchange right, via the Company's affiliate issuance of tokens in Bermuda, to be used in conjunction with the exchange of tokens for its Bermuda-based token offering. Revenue is recognized on the date these services/tokens are processed and the tokens are delivered to the operator.

The Company recognizes license and service revenue pursuant to multiple short-term contracts for specific projects. These contracts include certain fixed and variable pricing components. Fixed price components are subject to certain milestones, as defined in the individual contracts, and revenue is recognized once the specific milestone is attained. Variable price components are recognized in the month the Company provides the defined services.

Allowance for Uncollectible Accounts

The Company recognizes an allowance on accounts receivable deemed to be uncollectible. The Company assesses its receivables based on historical loss patterns, aging of the receivables, and assessments of specific identifiable operator accounts considered at risk or uncollectible. The Company also considers any changes to the financial condition of its operators and any other external market factors that could impact the collectability of the receivables in the determination of the allowance for doubtful accounts. The Company has determined that an allowance against its accounts receivable balances was not necessary at December 31, 2018.

Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Maintenance and repairs are expensed as incurred, while significant renewals or betterments are capitalized. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. In the event that the facts and circumstances indicate that the current carrying value is impaired, an evaluation of recoverability is performed. There can be no assurances that market conditions or demand for the Company's products and services will not change, which could result in future impairment. No impairment charge was considered necessary at December 31, 2018.

Depreciation expense was $0 for the period ended December 31, 2018.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Research and Development

Research and development costs are expensed as incurred. Total expense related to research and development was $0 for the period ended December 31, 2018.

Software

Costs for internally developed software to be marketed to outside users are recorded pursuant to ASC Section 985 Software. Research and development costs prior to attaining 'technological feasibility' are expensed as incurred. Costs incurred thereafter to develop the final software product are capitalized and amortized over an estimated useful life of the asset using the straight-line method for financial statement purposes as of the date the software is released to the public for use. As of December 31, 2018, the Company has capitalized no costs related to internally developed software.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary difference between the financial statements and tax bases of assets and liability using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740 10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company accounts for federal income taxes based on the provisions promulgated by the Internal Revenue Service, which has a statute of limitation of three years. It also accounts for state income taxes based on the provisions promulgated by the state of Colorado.

As of the Company's has not yet filed a tax return, the Company has no net operating loss (NOL) for which it may receive future tax benefits. No such benefit is expected to be recognized in the near term, and therefore, a full valuation allowance has been assessed on any potential income tax benefit.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014 09 titled "Revenue from Contracts with Operators." Unde7r this guidance, revenue is recognized when promised goods or services are transferred to operators in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either a retrospective of cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2019 for nonpublic entities. The Company is currently evaluating the effect that the updated standard will have on these financial statements and related disclosures.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

In February 2016, the FASB issued ASU 2016-02, Leases, which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the effect that the updated standard will have on its financial statements and related disclosures.

There have also been a number of issued ASUs to amend authoritative guidance, including those above, that either provide supplemental guidance, (b) are technical corrections, (c) are not applicable to the Company, or (d) are not expected to have a significant impact on the Company's financial statements.

Subsequent Events

The Company has evaluated subsequent events through March 31, 2019, the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 2 - Stockholders' Equity Common Stock

The Company has 50,000,000, $0.001 par value, shares authorized, and 6,009,500 shares of common stock issued and outstanding at March 31, 2019. The Company issued 6,000,000 shares to its founders at the inception in exchange for the equity they owned in two foreign corporations, and there were two other issuances of shares totaling 9,500 in the period ended March 31, 2019.

Preferred Stock

The Company has 10,000,000, $.001 par value, shares authorized and no shares of preferred issued and outstanding.

*****

ACRC 4,000,000

SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is June 24, 2019

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

NumberDescription of Exhibit

2.1 Certificate/Articles of Incorporation*

2.2Bylaws*

3.1Form of BOD Nomination Agreement*

3.2Form of BOD Indemnification Agreement*

4.1 Form of Subscription Agreement**

6.1 Employment Agreement with President, CEO, CFO and Secretary**

6.2 Employment Agreement with COO and CDO**

6.3 Employment Agreement with Vice President and CTO**

6.4 Board of Directors Service Agreement with _________________**

6.7 Stock Incentive Plan**

6.8 Stock Option Plan**

6.9 43-101 Assessment Reports*

6.10 Valuation**

6.12 Investor Relations Agreement with _________________ **

10.1Convertible Promissory Note**

11.1Consent of Simmons Associates, Ltd.**

12.1Form of Opinion Simmons Associates, Ltd.**

*Filed herewith.

** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized in Providence, Rhode Island, on the 4th of September, 2019.

AMERICAN CONDOR RESOURCES CORPORATION

By:/s/ Christopher Werner

_____________________________________________

Christopher Werner

President and Director

This offering circular has been signed by the following person in the capacities indicated on September 4, 2019.

By:/s/ Christopher Werner

_____________________________________________

Christopher Werner

President and Director

(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

AMERICAN CONDOR RESOURCES CORPORATION

Disclaimer

No money or consideration is being solicited by the information in this Offering Circular or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities ACRC is offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met   after the offering qualification date.

The Company’s Reg A+ Offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information in this Offering Circular or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

You may obtain a copy of the Preliminary Offering Circular and the Offering Statement in which such Preliminary Offering Circular was filed with the SEC by visiting:

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001742808&owner=exclude&count=40.

All information contained in this Offering Circular is subject to change.